Exhibit 10.4.1

EXECUTION

TERM LOAN AGREEMENT

DATED AS OF NOVEMBER 24, 2010

COMERICA BANK

As Administrative Agent and Lead Arranger

And

WHALE SHARK MEDIA, INC.

And the other Borrowers named herein as Borrowers

i

7.	AFFIRMATIVE COVENANTS		38
	7.1	Financial Statements	38
	7.2	Certificates; Other Information	39
	7.3	Payment of Obligations	40
	7.4	Conduct of Business and Maintenance of Existence; Compliance with Laws	40
	7.5	Maintenance of Property; Insurance	41
	7.6	Inspection of Property; Books and Records, Discussions	41
	7.7	Notices	42
	7.8	Hazardous Material Laws	43
	7.9	Financial Covenants	43
	7.10	Governmental and Other Approvals	44
	7.11	Compliance with ERISA; ERISA Notices	45
	7.12	Defense of Collateral	45
	7.13	Future Subsidiaries; Additional Collateral	45
	7.14	Accounts	47
	7.15	Use of Proceeds	47
	7.16	Hedging Transaction	47
	7.17	Consent of Inbound Licensors	47
	7.18	Domain Names	47
	7.19	Further Assurances and Information	47

8.	NEGATIVE COVENANTS		48
	8.1	Limitation on Debt	48
	8.2	Limitation on Liens	49
	8.3	Acquisitions	50
	8.4	Limitation on Mergers, Dissolution or Sale of Assets	50
	8.5	Restricted Payments	51
	8.6	Limitation on Capital Expenditures	51
	8.7	Limitation on Investments, Loans and Advances	52
	8.8	Transactions with Affiliates	53
	8.9	Sale-Leaseback Transactions	53
	8.10	Limitations on Other Restrictions	53
	8.11	Prepayment of Debt; Deferred RMN Payments	53
	8.12	Amendment of Subordinated Debt Documents	54
	8.13	Modification of Certain Agreements	54
	8.14	Management Fees	54
	8.15	Fiscal Year	54

9.	DEFAULTS		54
	9.1	Events of Default	54
	9.2	Exercise of Remedies	57
	9.3	Rights Cumulative	57
	9.4	Waiver by Borrowers of Certain Laws	57
	9.5	Waiver of Defaults	57
	9.6	Set Off	58

10.	PAYMENTS, RECOVERIES AND COLLECTIONS		58
	10.1	Payment Procedure	58
	10.2	Application of Proceeds of Collateral	60
	10.3	Pro-rata Recovery	60
	10.4	Treatment of a Defaulting Lender	60

11.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS		61
	11.1	Reimbursement of Prepayment Costs	61
	11.2	Eurodollar Lending Office	62
	11.3	Circumstances Affecting LIBOR Rate Availability	62
	11.4	Laws Affecting LIBOR Rate Availability	63
	11.5	Increased Cost of Advances Carried at the LIBOR Rate	63
	11.6	Capital Adequacy and Other Increased Costs	64
	11.7	Right of Lenders to Fund through Branches and Affiliates	65
	11.8	Margin Adjustment	65

12.	AGENT		66
	12.1	Appointment of Agent	66
	12.2	Deposit Account with Agent or any Lender	66
	12.3	Scope of Agent’s Duties	66
	12.4	Successor Agent	67
	12.5	Credit Decisions	67
	12.6	Authority of Agent to Enforce This Agreement	68
	12.7	Indemnification of Agent	68
	12.8	Knowledge of Default	68
	12.9	Agent’s Authorization; Action by Lenders	69
	12.10	Enforcement Actions by the Agent	69
	12.11	Collateral Matters	69
	12.12	Agents in their Individual Capacities	70
	12.13	Agent’s Fees	70
	12.14	Documentation Agent or other Titles	70
	12.15	No Reliance on Agent’s Customer Identification Program	71
	12.16	Escalate Intercreditor Agreement	71

13.	MISCELLANEOUS		71
	13.1	Accounting Principles	71
	13.2	Consent to Jurisdiction	71
	13.3	Law of Texas	72
	13.4	Interest	72
	13.5	Closing Costs and Other Costs; Indemnification	73
	13.6	Notices	74
	13.7	Further Action	75
	13.8	Successors and Assigns; Participations; Assignments	75
	13.9	Counterparts	78
	13.10	Amendment and Waiver	78
	13.11	Confidentiality	80
	13.12	Substitution or Removal of Lenders	80
	13.13	Withholding Taxes	81
	13.14	Taxes and Fees	82

13.15	WAIVER OF JURY TRIAL	82
13.16	USA Patriot Act Notice	82
13.17	Complete Agreement; Conflicts	82
13.18	Severability	83
13.19	Table of Contents and Headings; Section References	83
13.20	Construction of Certain Provisions	83
13.21	Independence of Covenants	83
13.22	Electronic Transmissions	83
13.23	Advertisements	84
13.24	Reliance on and Survival of Provisions	84
13.25	Joint and Several Liability	84

EXHIBITS

A	FORM OF ASSIGNMENT AGREEMENT
B	FORM OF COVENANT COMPLIANCE REPORT
C	FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
D	FORM OF SECURITY AGREEMENT
E-1	FORM OF TERM LOAN A NOTE
F	FORM OF TERM LOAN A RATE REQUEST
G	LESSOR’S SUBORDINATION AGREEMENT

SCHEDULES

1.1	Applicable Margin Grid
1.2	Lenders’ Percentages
1.3	Compliance Information
5.1(c)	Jurisdiction of Formation
5.2	Jurisdictions of Foreign Qualifications
6.3	Leased Locations; Good Title; Liens
6.4	Taxes
6.9	Litigation
6.10	Consents
6.13	ERISA
6.15	Environmental
6.17	Management Agreements
6.18	Material Contracts
6.19	Franchises, Patents, etc.
6.20	Capital Structure
6.23	Employment Matters
8.1	Existing Debt
8.2	Existing Liens
8.7	Investments
13.6	Notices

TERM LOAN AGREEMENT

This Term Loan Agreement (“Agreement”) is made as of the 24th day of November, 2010, by and among the financial institutions from time to time signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, and Whale Shark Media, Inc. (“WSM”), Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (each, individually a “Borrower,” and collectively the “Borrowers”).

RECITALS

A. Borrowers have requested that the Lenders extend to them credit on the terms and conditions set forth herein.

B. The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants contained herein, Borrowers, the Lenders, and the Agent agree as follows:

1.	DEFINITIONS

1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

“Account(s)” shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

“Account Control Agreement(s)” shall mean those certain account control agreements, or similar agreements that are delivered pursuant to Section 7.16 of this Agreement or otherwise, as the same may be amended, restated or otherwise modified from time to time.

“Account Debtor” shall mean the party who is obligated on or under any Account.

“Acquisition” shall mean the acquisition transaction provided for in the Acquisition Agreement.

“Acquisition Agreement” shall mean that certain Asset Purchase Agreement dated November 24, 2010, by and among Stateless Systems Pty Ltd., RMN Acquisition Co., LLC, WSM, Bevan Clark and Guy King providing for the acquisition of substantially all of the assets of the business related to savings, thrift, deals, coupons and coupon aggregation as conducted by Stateless Systems Pty Ltd., including the ownership and operation of RetailMeNot.com.

“Advance(s)” shall mean a borrowing requested by a Borrower and made by the Term Loan Lenders under Section 4.1 hereof, including without limitation any conversion of such borrowing pursuant to Section 4.4 hereof, and shall include, as applicable, a Eurodollar-based Advance and a Base Rate Advance.

“Affected Lender” shall have the meaning set forth in Section 13.12 hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble, and include any successor agents appointed in accordance with Section 12.4 hereof.

“Agent’s Correspondent” shall mean for Eurodollar-based Advances, Agent’s Grand Cayman Branch (or for the account of said branch office, at Agent’s main office in Detroit, Michigan, United States).

“Applicable Interest Rate” shall mean the Eurodollar-based Rate or the Base Rate, in each case as selected by the Borrowers from time to time subject to the terms and conditions of this Agreement.

“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1, such Applicable Margin to be adjusted solely as specified in Section 11.8 hereof.

“Applicable Recapture Percentage” shall mean fifty percent (50%).

“Asset Sale” shall mean the sale, transfer or other disposition by any Credit Party of any asset to any Person.

“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit A hereto.

“Authorized Signer” shall mean each person who has been authorized by a Borrower to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.

“Base Earn-Outs” shall mean:

(a) The Earn-Out Payment under the Stock Purchase Agreement dated as of November 24, 2009, by and among Spectrawide Acquisition Co., LLC, Spectrawide Inc., Srlinivas Thatipally and Whale Shark Media, Inc. not to exceed $5,975,000;

(b) The Earn-Out Payment under the Stock Purchase Agreement dated as of November 24, 2009, by and among CSB Acquisition Co., LLC, Whale Shark Media, Inc., CSB Media Company, and Michael Glozman not to exceed $334,000; and

(c) The Earn-Out Payment under the Stock Purchase Agreement dated as of November 24, 2009, by and among CLTD Acquisition Co., LLC, Whale Shark Media, Inc. and Jason Husman not to exceed $3,733,000.

“Base Rate” shall mean for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%), and (c) the Daily Adjusting LIBOR Rate plus one percent (1.0%); provided, however, for purposes of determining the Base Rate during any period that LIBOR Rate is unavailable as determined under Sections 11.3 or 11.4 hereof, the Base Rate shall be determined using, for clause (c) hereof, the Daily Adjusting LIBOR Rate in effect immediately prior to the LIBOR Rate becoming unavailable pursuant to Sections 11.3 or 11.4.

“Base Rate Advance” shall mean an Advance which bears interest at the Base Rate.

“Borrower” and “Borrowers” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Representative” shall mean, initially, Whale Shark Media, Inc., or any other Borrower identified as the Borrower Representative in a written notice delivered to Agent and signed by all Borrowers.

“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York, and in the case of a Business Day which relates to a Eurodollar-based Advance, on which dealings are carried on in the London interbank Eurodollar market.

“Capital Expenditures” shall mean, for any period, with respect to any Person (without duplication), the aggregate of all expenditures incurred by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, but excluding expenditures made in connection with the reinvestment of insurance proceeds, condemnation proceeds or the Net Cash Proceeds of Asset Sales.

“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

“Change of Control” shall mean (a) an event or series of events whereby any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than the existing stockholders and their Affiliates shall either (x) acquire beneficial ownership of more than 50.1% of any outstanding class of common stock of WSM having ordinary voting power in the election of directors of WSM or (y) obtain the power (whether or not exercised) to elect a majority of such WSM’s directors, (b) WSM ceasing to own 100% of the outstanding Equity Interests of any other Borrower or (c) the occurrence of event or series of events that would trigger a violation of the any change of control or change in control provision in any of the Subordinated Debt Documents.

“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.

“Collateral Access Agreement” shall mean a Lessor’s Subordination Agreement or other agreement in form and substance satisfactory to the Agent in its reasonable discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Credit Party, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as Agent may require in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.

“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Collateral Access Agreements, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.

“Comerica Bank” shall mean Comerica Bank, its successors or permitted assigns.

“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to Borrowers and their respective Subsidiaries, determined on a Consolidated or Consolidating basis.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Covenant Compliance Report” shall mean the report to be furnished by Borrowers to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit B and certified by a Responsible Officer of the Borrower Representative, in which report Borrowers shall set forth the information specified therein and which shall include a statement of then applicable level for the Applicable Margin and Applicable Fee Percentages as specified in Schedule 1.1 attached to this Agreement.

“Credit Parties” shall mean the Borrowers and their respective Domestic Subsidiaries, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.

“Daily Adjusting LIBOR Rate” shall mean for any day a per annum interest rate which is equal to the quotient of the following:

(a) the LIBOR Rate;

divided by

(b) a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such date at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes Eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

such sum to be rounded upward, if necessary, in the discretion of the Agent, to the seventh decimal place.

“Deals.com Indebtedness” means the aggregate of all payments due under that certain Domain Name Purchase and Sale Agreement dated April 27, 2010 by and between Deals.com, LLC and Hot Media, Inc., eNom Incorporated and WSM.

“Debt” shall mean as to any Person, without duplication (a) all Funded Debt of a Person, (b) all Guarantee Obligations of such Person, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all indebtedness of such Person arising in connection with any Hedging Transaction entered into by such Person, (e) all recourse Debt of any partnership of which such Person is the general partner, and (f) any Off Balance Sheet Liabilities.

“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

“Defaulting Lender” shall mean a Lender that, as reasonably determined by the Agent (with notice to the Borrowers of such determination), (a) has failed to perform any of its funding obligations hereunder, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrowers, the Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after reasonable request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or other debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority.

“Deferred RMN Note” shall mean the promissory note from WSM to Stateless Systems Pty Ltd. dated as of November 24, 2010, in the original principal amount of $10,000,000.

“Deferred RMN Payments” shall mean the $10,000,000 aggregate deferred principal payments due in accordance with the terms of the Deferred RMN Note.

“Distribution” is defined in Section 8.5 hereof.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of a Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a “disregarded entity” for United States federal income tax purposes and which is not a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code, in each case provided such Subsidiary is owned by such Borrower or a Domestic Subsidiary of such Borrower, and “Domestic Subsidiaries” shall mean any or all of them.

“EBITDA” shall mean, for any period, Net Income for such period plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) non-cash stock compensation expenses, (e) any non-recurring, one-time expenses related to the Acquisition, and (f) subject to Agent’s approval, which may be granted or withheld in Agent’s sole discretion, any extraordinary, unusual or non-cash non-recurring expenses or losses, determined on a consolidated basis for Borrowers and their consolidated Subsidiaries; provided, however, that for each fiscal quarter or month, as applicable, ending before December 31, 2011 included in the applicable period of determination, (i) $6,984,000 for the fiscal quarter ended March 31, 2010, $5,694,000 for the fiscal quarter ended June 30, 2010 and $5,430,000 for the fiscal quarter ended September 30, 2010, shall be added to EBITDA and (ii) the Acquisition will be deemed to have closed October 1, 2010 and EBITDA (determined in accordance with GAAP) of Stateless Systems Pty Ltd. for the period October 1, 2010 through the Effective Date will be added to Borrowers’ EBITDA.

“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrowers, or any of their Affiliates or Subsidiaries or (ii) any direct or indirect competitor of any Borrower or its Subsidiaries, it being agreed that an assignment to a lender who is not engaged in the Borrowers’ business as its primary business will not be deemed a competitor for purposes of this assignment restriction; and (y) no assignment shall be made to a Defaulting Lender without the consent of the Agent.

“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

“Escalate Subordinated Debt” shall mean the indebtedness made the subject of the Escalate Subordination Agreement.

“Escalate Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement dated on or before the Effective Date between Agent, Borrowers, and Escalate Capital I, L.P., as amended from time to time.

“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent, any of its Affiliates or any other Person, providing for access to data protected by pass codes or other security system.

“Eurodollar-based Advance” shall mean any Advance which bears interest at the Eurodollar-based Rate.

“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to the sum of the Applicable Margin, plus the greater of (a) the LIBOR Floor and (b) the quotient of:

(a) the LIBOR Rate, divided by

(b) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes Eurocurrency deposits or includes a category of assets which includes Eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, in the discretion of the Agent to the seventh decimal place.

“Eurodollar-Interest Period” shall mean, for any Eurodollar-based Advance, an Interest Period of one, two, or three months (or any shorter or longer periods agreed to in advance by the Borrowers, Agent and the Lenders) as selected by Borrowers, for such Eurodollar-based Advance pursuant to Section 4.4 hereof, as the case may be; provided, however that the Borrowers may only select one month Interest Periods (unless Agent otherwise consents) until Agent has completed a successful syndication of the credit facilities hereunder, as determined in accordance with the Fee Letter, or Agent has otherwise consented.

“Eurodollar Lending Office” shall mean, (a) with respect to the Agent, Agent’s office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by written notice to Borrowers and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurodollar Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by written notice to Borrowers and Agent.

“Event of Default” shall mean each of the Events of Default specified in Section 9.1 hereof.

“Excess Cash Flow” shall mean, for any period of determination, the sum of (a) Net Income of a Person, plus (to the extent deducted in determining Net Income) depreciation and amortization for such Person for such period, plus (or minus, as the case requires) the working capital adjustments for the same period, minus (b) for the same period, without duplication, the sum of all non-financed Capital Expenditures, the amount of all scheduled payments of principal on Funded Debt, all annual payments on the Deals.com Indebtedness, and the amount of any voluntary prepayment of principal on the Term Loan A, and all scheduled acquisition earn-out or deferred purchase price payments (excluding payments made under Base Earn - Outs) to the extent such payments are not financed with Funded Debt.

“Federal Funds Effective Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of l/100th of 1%.

“Fee Letter” shall mean the fee letter by and between Whale Shark Media, Inc. and Comerica Bank dated as of November 22, 2010 relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.

“Fees” shall mean the fees and charges (including any agency fees) payable by Borrowers to the Lenders or the Agent hereunder or under the Fee Letter.

“Final Maturity Date” shall mean the Term Loan A Maturity Date.

“Fiscal Year” shall mean the twelve-month period ending on each December 31.

“Fixed Charge Coverage Ratio” shall mean, on a Consolidated basis and without duplication, at any time of determination, the ratio of (x) Borrowers’ EBITDA for the immediately preceding twelve months, minus the sum of cash non-financed Capital Expenditures, cash investor management fees, increases in capitalized software, and cash taxes, in each case for the same period, to (y) the sum of the following: current maturities of Borrowers’ Funded Debt plus Borrowers’ interest expense. For avoidance of doubt, it is agreed that Base Earn-Outs and the Deferred RMN Payments will be excluded from the Fixed Charge Coverage Ratio calculation. Further, it is agreed that until such time as interest expense can be calculated on a trailing twelve-month basis, interest expense will be annualized, computed from the Effective Date.

“Foreign Subsidiary” shall mean any Subsidiary, other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

“Funded Debt” of a Person shall mean without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument (including without limit in the case of Borrowers, the Base Earn Outs, the Deferred RMN Note, the Seller Notes and annual payments made for the Deals.com Indebtedness), (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto and not include any intercompany debt among Borrowers and their wholly-owned Subsidiaries.

“Funded Debt to EBITDA Ratio” shall mean, on a Consolidated basis, as of any date of determination, the ratio of Borrowers’ total Funded Debt to Borrowers’ EBITDA, in each case for the immediately preceding twelve month period; provided that, for purposes of calculating Funded Debt to EBITDA Ratio the Base Earn Outs shall be excluded as long as such payments are held in escrow.

“GAAP” shall mean, as of any applicable date of determination, generally accepted accounting principles in the United States of America, as applicable on such date, consistently applied, as in effect on the Effective Date.

“Governmental Obligations” means direct general obligations of the United States of America or any agency or instrumentality thereof or obligations the payment of principal of and interest on which is unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof.

“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

“Guarantor(s)” shall mean (a) each Subsidiary of a Borrower which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement), and (b) each Person who from time to time guarantees payment of any portion of the Indebtedness.

“Guaranty” shall mean, collectively, the guaranty agreements executed and delivered by any Guarantor from time to time (whether by execution of joinder agreements or otherwise) pursuant to Section 7.13 hereof or otherwise in all cases, in form and substance acceptable to the Agent.

“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined or regulated as such in or for purposes of the Hazardous Material Laws.

“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations and other governmental restrictions and requirements issued by any federal, state, local or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any substance or material which is regulated for reasons of health, safety or the environment and which is present or alleged to be present on or about or used in any facilities owned, leased or operated by any Credit Party, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the indoor and outdoor ambient air; any so-called “superfund” or “superlien” law; and any other United States federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material, as now or at any time during the term of the Agreement in effect.

“Hedging Agreement” shall mean any agreement relating to a Hedging Transaction entered into between the Borrowers and any Lender or an Affiliate of a Lender.

“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).

“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, any Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent under this Agreement or any of the other Loan Documents, and which shall be deemed to include protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to Agent or any Lender arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication.

“Insurance Proceeds” shall mean the cash proceeds received by any Credit Party from any insurer in respect of any damage or destruction of any property or asset net of reasonable fees and expenses (including without limitation attorneys fees and expenses) incurred solely in connection with the recovery thereof.

“Intellectual Property Collateral” shall have the meaning set forth in the Intellectual Property Security Agreement.

“Intellectual Property Security Agreement” shall mean the Intellectual Property Security Agreement in the form of Exhibit C hereto.

“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance reasonably satisfactory to Agent.

“Interest Period” shall mean with respect to a Eurodollar-based Advance, a Eurodollar-Interest Period, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 4.4 hereof; provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurodollar-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurodollar-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Term Loan A Maturity Date.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.

“Inventory” shall mean any inventory as defined under the UCC.

“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.

“Lender Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.

“Lenders” shall have the meaning set forth in the preamble, and shall include the Term Loan Lenders and any assignee which becomes a Lender pursuant to Section 13.8 hereof.

“Lessor’s Subordination Agreement” shall mean a lessor’s subordination in the form of Exhibit H hereto.

“LIBOR Floor” shall mean one percent (1.0%).

“LIBOR Rate” shall mean,

(a) with respect to the principal amount of any Eurodollar-based Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by Agent and Borrower Representative, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period; and

(b) with respect to the principal amount of any Advance carried at the Daily Adjusting LIBOR Rate outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial

Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by Agent and Borrower Representative, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month.

“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.

“Loan Documents” shall mean, collectively, this Agreement, the Notes (if issued), any Guaranty, any Subordination Agreements, the Escalate Subordination Agreement, the Collateral Documents, each Hedging Agreement, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.

“Majority Lenders” shall mean at any time the Term Lenders holding at least 66 2/3% of the aggregate principal amount then outstanding under the Term Loans; provided however so long as there are fewer than three Lenders, considering any Lender and its Affiliates as a single Lender, “Majority Lenders” shall mean all Lenders.

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, operations or properties of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform its obligations under this Agreement, the Notes (if issued) or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

“Material Contract” shall mean any agreement or contract the loss of which would be reasonably likely to result in a Material Adverse Effect; provided that Material Contracts shall not be deemed to include any Pension Plans, collective bargaining agreements, or casualty or liability or other insurance policies maintained in the ordinary course of business.

“Multiemployer Plan” shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean the aggregate cash payments received by any Credit Party from any Asset Sale, the issuance of Equity Interests or the issuance of Subordinated Debt, as the case may be, net of the ordinary and customary direct costs and expenses incurred in connection with such sale or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, and net of property taxes, transfer taxes and any other taxes paid or payable by such Credit Party in respect of any sale or issuance.

“Net Income” the net income (or loss) of a Person for any applicable period of determination, determined in accordance with GAAP, but excluding, in any event:

(i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and

(ii) in the case of any Borrower, net earnings of any Person in which such Borrower has less than a 100% ownership interest, unless such net earnings shall have actually been received by such Borrower in the form of cash distributions.

“Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender.

“Notes” shall mean the Term Loan Notes.

“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” shall mean any plan established and maintained by a Credit Party, or contributed to by a Credit Party, which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

“Percentage” shall mean the Term Loan A Percentage.

“Permitted Acquisition” shall mean any acquisition by any Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of such Borrower or such Guarantor;

(b) If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Subsidiary of a Borrower or of a Guarantor and the applicable Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 7.13 hereof or (Y) provided that the Credit Parties continue to comply with Section 7.4(a) hereof, be merged with and into such Borrower or such Guarantor (and, in the case of a Borrower, with such Borrower being the surviving entity);

(c) If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by a Borrower or any of them or a Guarantor (subject to compliance with Section 7.4(a) hereof);

(d) The applicable Borrower shall have delivered to Agent not less than ten (10) (or such shorter period of time agreed to by the Agent) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete Fiscal Years of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and substance reasonably satisfactory to the Agent;

(e) Both immediately before and after the consummation of such acquisition and after giving effect to the Pro Forma Projected Financial Information, no Default or Event of Default shall have occurred and be continuing;

(f) Agent shall have received satisfactory evidence showing that the business or Person being acquired has positive EBITDA (determined in accordance with GAAP to be the Net Income of such business or Person being acquired for the twelve month period then ended plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) non-cash stock compensation expenses, and (e) subject to Agent’s approval, which may be granted or withheld in Agent’s sole discretion, any extraordinary, unusual or non-cash non-recurring expenses or losses, determined on a consolidated basis for the business or Person being acquired).

(h) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(i) All governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to such Borrower or such Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and evidence thereof reasonably satisfactory in form and substance to Agent shall have been delivered, or caused to have been delivered, by such Borrower to Agent;

(j) There shall be no actions, suits or proceedings pending or, to the knowledge of any Credit Party threatened against or affecting the acquisition target in any court or before or by any governmental department, agency or instrumentality, which could reasonably be expected to be decided adversely to the acquisition target and which, if decided adversely, could reasonably be expected to have a material adverse effect on the business, operations, properties or financial condition of the acquisition target and its subsidiaries (taken as a whole) or would materially adversely affect the ability of the acquisition target to enter into or perform its obligations in connection with the proposed acquisition, nor shall there be any actions, suits, or proceedings pending, or to the knowledge of any Credit Party threatened in writing against the Credit Party that is making the acquisition which would materially adversely affect the ability of such Credit Party to enter into or perform its obligations in connection with the proposed acquisition; and

(k) The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this agreement (not including acquisitions specifically consented to which fall outside the terms of this definition), does not exceed five million Dollars ($5,000,000).

“Permitted Investments” shall mean with respect to any Person:

(a) Governmental Obligations;

(b) Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(c) Banker’s acceptances, commercial accounts, demand deposit accounts, certificates of deposit, other time deposits or depository receipts issued by or maintained with any Lender or any Affiliate thereof, or any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business;

(d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

(e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

(f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

“Permitted Liens” shall mean with respect to any Person:

(a) Liens for (i) taxes or governmental assessments or charges or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations (not otherwise permitted under subsection (g) of this definition), bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

(d) any attachment or judgment lien that remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) sixty (60) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record;

(e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

(f) Liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP;

(g) Liens in favor of depository banks on deposit arising as a matter of law; and

(h) continuations of Liens that are permitted under subsections (a)-(g) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party.

Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Credit Party granted to any Person other than to Agent for the benefit of the Lenders shall be deemed a “Permitted Lien” under the terms of this Agreement.

“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.

“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered from time to time after the Effective Date by any Credit Party pursuant to Section 7.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to Agent amended, restated or otherwise modified from time to time.

“Prime Rate” shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

“Pro Forma Balance Sheet” shall mean the pro forma consolidated balance sheet of the Borrowers which has been certified by a Responsible Officer of the Borrowers that it fairly presents in all material respects the pro forma adjustments reflecting the transactions (including payment of all fees and expenses in connection therewith) contemplated by this Agreement and the other Loan Documents.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the Borrowers (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of at least the next succeeding three (3) Fiscal Years following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the ratios described in Section 7.9 hereof, as projected as of the effective date of the acquisition and as of the ends of those Fiscal Years and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Agent or the Lenders shall reasonably request.

“Purchasing Lender” shall have the meaning set forth in Section 13.12.

“Rating Agency” shall mean Moody’s Investor Services, Inc., Standard and Poor’s Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is acceptable to the Agent.

“Register” is defined in Section 13.8(g) hereof.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.

“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by the Borrowers and the Guarantors on the Effective Date pursuant to Section 5.1 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 7.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit D. as amended, restated or otherwise modified from time to time.

“Senior Debt” shall mean, as of any date of termination, the aggregate unpaid principal balance of all Term Loan A Advances.

“Senior Debt to EBITDA Ratio” shall mean as to Borrowers, on a consolidated basis, as of any date of determination, the ratio of the unpaid principal balance of Term Loan A to Borrowers’ EBITDA minus cash Capital Expenditures and increases in capitalized software, in each case for the immediately preceding twelve month period.

“Seller Notes” means, collectively, and in each case as executed by one or more entities comprising Borrowers, Promissory Note dated November 24, 2009, in the principal amount of $1,250,000, payable to CSB Media Company, Promissory Note dated November 24, 2009, and in the principal amount of $500,000 payable to CSB Media Company.

“Subordinated Debt” shall mean any unsecured Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions reasonably satisfactory to the Agent.

“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.

“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of Agent in connection with any Subordinated Debt, the terms of which are reasonably acceptable to the Agent, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.

“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of Borrowers.

“Term Loan A” shall mean the term loan to be made to Borrowers by the Term Loan A Lenders pursuant to Section 4.1(a) hereof, in the aggregate principal amount of Forty-Five Million Dollars ($45,000,000).

“Term Loan A Advance” shall mean a borrowing requested by Borrowers and made by the Term Loan A Lenders pursuant to Section 4.1(a) hereof, including without limitation any conversion of such borrowing pursuant to Section 4.4 hereof, and may include, subject to the terms hereof, Eurodollar-based Advances and Base Rate Advances.

“Term Loan A Amount” shall mean with respect to any Term Loan A Lender, the amount equal to its Term Loan A Percentage of the aggregate principal amount outstanding under the Term Loan A.

“Term Loan A Lenders” shall mean the financial institutions from time to time parties hereto as lenders of Term Loan A.

“Term Loan A Maturity Date” shall mean November 23, 2015.

“Term Loan A Notes” shall mean the term notes described in Section 4.2(e) hereof, made by Borrowers to each of the Term Loan A Lenders in the form attached hereto as Exhibit E-1, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

“Term Loan A Percentage” shall mean with respect to any Term Loan A Lender, the percentage specified opposite such Term Loan A Lender’s name in the column entitled “Term Loan A Percentage” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof.

“Term Loan Advances” shall mean, collectively, the Term Loan A Advances.

“Term Loan Lenders” shall mean, collectively, the Term Loan A Lenders.

“Term Loan Notes” shall mean, collectively, the Term Loan A Notes.

“Term Loan Rate Request” shall mean a request for the conversion of any Advance of a Term Loan submitted by Borrowers under Section 4.4 of this Agreement in the form attached hereto as Exhibit F.

“Term Loans” shall mean, collectively, all loans provided for in Section 4 hereof and “Term Loan” shall mean any of them.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of Texas.

“USA Patriot Act” is defined in Section 6.7.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

2.	[THIS SECTION IS RESERVED]

3.	[THIS SECTION IS RESERVED]

4.	TERM LOAN.

4.1 Term Loan.

(a) Subject to the terms and conditions hereof, each Term Loan A Lender, severally and for itself alone, agrees to lend to Borrowers, in a single disbursement in Dollars on the Effective Date an amount equal to such Lender’s Percentage of Term Loan A.

4.2 Accrual of Interest and Maturity; Evidence of Indebtedness.

(a) (i) Borrowers hereby unconditionally promise to pay to the Agent for the account of each Term Loan A Lender such Lender’s Term Loan A Percentage of the then unpaid aggregate principal amount of Term Loan A outstanding on the Term Loan A Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, the unpaid principal Indebtedness outstanding under Term Loan A shall, from the Effective Date (until paid), bear interest at the Applicable Interest Rate. There shall be no readvance or reborrowings of any principal reductions of Term Loan A.

(b) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Borrowers to the appropriate lending office of such Term Loan Lender resulting from each Advance of Term Loan A made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Term Loan Lender from time to time under this Agreement.

(c) The Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Term Loan Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Advance of the Term Loans made hereunder, the type thereof and each Eurodollar-Interest Period applicable to any Eurodollar-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Term Loan Lender hereunder in respect of the Advances of Term Loan A and (iii) both the amount of any sum received by the Agent hereunder from Borrowers in respect of the Advances of the Term Loans and each Term Loan Lender’s share thereof.

(d) The entries made in the Register pursuant to paragraph (c) of this Section 4.2 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of Borrowers therein recorded; provided, however, that the failure of any Term Loan Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of Borrowers to repay the Advances of each of the Term Loans (and all other amounts owing with respect thereto) made to Borrowers by the Term Loan Lenders in accordance with the terms of this Agreement.

(e) Borrowers agree that, upon written request to the Agent by any Term Loan Lender, Borrowers will execute and deliver to such Term Loan Lender, at Borrowers’ expense, a Term Loan A Note evidencing the outstanding Advances under Term Loan A, owing to such Term Loan Lender.

4.3 Repayment of Principal.

(a) Borrowers shall repay Term Loan A as set forth below, each such quarterly principal installment to be paid on the first day of each quarter, commencing on April 1, 2011, until the Term Loan A Maturity Date, when all remaining outstanding principal plus accrued interest thereon shall be due and payable in full:

Period	Payment (to be made on each stated date)
April 1, 2011 through October 1, 2015	$2,225,000
Term Loan A Maturity Date	Any amounts of principal or interest then outstanding on Term Loan A

Whenever any payment under this Section 4.3 shall become due on a day that is not a Business Day, the date for payment thereunder shall be extended to the next Business Day.

4.4 Term Loan Rate Requests; Conversions of Advances of Term Loan. On the Effective Date the Applicable Interest Rate for all Term Loan Advances shall be the Base Rate. Thereafter, Borrowers may convert all or any portion of any Advance of the Term Loan to a Term Loan Advance with a like Eurodollar-Interest Period or convert each such Advance of such Term Loan to an Advance with a different Eurodollar-Interest Period, but only after delivery to Agent of a Term Loan Rate Request executed in connection with such Term Loan by an Authorized Signer and subject to the terms hereof and to the following:

(a) each Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form with respect to the Term Loan, including without limitation:

(i) the proposed date of such conversion, which must be a Business Day; and

(ii) whether such Term Loan Advance (or any portion thereof) is to be a Base Rate Advance or a Eurodollar-based Advance, and, in the case of a Eurodollar-based Advance, the Eurodollar-Interest Period(s) applicable thereto.

(b) each such Term Loan Rate Request shall be delivered to Agent (i) by 1:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date of the conversion of a Eurodollar-based Advance or (ii) by 1:00 p.m. on the proposed date of the conversion of a Base Rate Advance;

(c) the principal amount of such Advance of such Term Loan A plus the amount of any other Advance of such Term Loan A, as applicable to be then combined therewith having the same Applicable Interest Rate and Eurodollar-Interest Period, if any, shall be (i) in the case of a Base Rate Advance, at least $3,000,000, or the remaining principal balance outstanding under the applicable Term Loan, whichever is less, and (ii) in the case of a Eurodollar-based Advance, at least $5,000,000 or the remaining principal balance outstanding under the applicable Term Loan, whichever is less, or in each case a larger integral multiple of $1,000,000;

(d) no Term Loan Advance shall have a Eurodollar-Interest Period ending after the Term Loan A Maturity Date and, notwithstanding any provision hereof to the contrary, Borrowers shall select Eurodollar-Interest Periods (or the Base Rate) for sufficient portions of the Term Loans such that Borrowers may make the required principal payments hereunder on a timely basis and otherwise in accordance with Section 4.5 below;

(e) at no time shall there be more than four (4) Eurodollar-Interest Periods in effect for Advances of the Term Loan; and

(f) a Term Loan Rate Request, once delivered to Agent, shall not be revocable by Borrowers.

4.5 Base Rate Advance in Absence of Election or Upon Default. In the event Borrowers shall fail with respect to any Eurodollar-based Advance of a Term Loan to timely exercise their option to convert such Advance in accordance with Section 4.4 hereof (and such Advance has not been paid in full on the last day of the Eurodollar-Interest Period applicable thereto according to the terms hereof), or, if on the last day of the applicable Eurodollar-Interest Period, a Default or Event of Default shall exist, then, on the last day of the applicable Eurodollar-Interest Period, the principal amount of such Advance which has not been prepaid shall be automatically converted to a Base Rate Advance and the Agent shall thereafter promptly notify Borrowers thereof. All accrued and unpaid interest on any Advance converted to a Base Rate Advance under this Section 4.5 shall be due and payable in full on the date such Advance is converted.

4.6 Interest Payments; Default Interest.

(a) Interest on the unpaid principal of all Base Rate Advances of the Term Loans from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Base Rate, and shall be payable in immediately available funds quarterly in arrears commencing on January 1, 2011, and on the first day of each successive April, July, October and January thereafter. Whenever any payment under this Section 4.6 shall become due on a day that is not a Business Day, the date for payment shall be extended to the next Business Day. Interest accruing at the Base Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate.

(b) Interest on the unpaid principal of each Eurodollar-based Advance of the Term Loans shall be payable in immediately available funds on the last day of the Eurodollar-Interest Period applicable thereto. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Eurodollar-Interest Period applicable thereto to, but not including, the last day thereof.

(c) Notwithstanding anything to the contrary in Section 4.6(a) or (b) hereof, all accrued and unpaid interest on any Term Loan Advance converted pursuant to Section 4.4 hereof shall be due and payable in full on the date such Term Loan Advance is converted.

(d) In the case of any Event of Default under Section 9.l(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, upon notice from the Majority Lenders, and so long as such Event of Default is continuing, interest shall be payable on demand on the principal amount of all Advances of Term Loan A from time to time outstanding, as applicable, at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance, plus, in the case of Eurodollar-based Advances, three percent (3%) for the remainder of the then existing Eurodollar-Interest Period, if any, and at all other such times and for all Base Rate Advances, at a per annum rate equal to the Base Rate plus three percent (3%).

4.7 Optional Prepayment of Term Loans.

(a) Subject to clause (b) hereof, Borrowers (at their option), may prepay all or any portion of the outstanding principal of any Term Loan Advance bearing interest at the Base Rate at any time, and may prepay all or any portion of the outstanding principal of any Term Loan bearing interest at the Eurodollar-based Rate upon one (1) Business Day’s notice to the Agent by wire, telecopy or by telephone (confirmed by wire or telecopy), with accrued interest on the principal being prepaid to the date of such prepayment. Any prepayment of a portion of a Term Loan as to which the Applicable Interest Rate is the Base Rate shall be without premium or penalty and any prepayment of a portion of a Term Loan as to which the Applicable Interest Rate is the Eurodollar-based Rate shall be without premium or penalty, except to the extent set forth in Section 11.1.

Each prepayment of Term Loan A shall be applied to all installments of Term Loan A due thereunder on a pro rata basis to remaining maturities (until all Indebtedness under Term Loan A is paid in full).

4.8 Mandatory Prepayment of Term Loans.

(a) Subject to clause (e) hereof, the Term Loan A shall be subject to required principal reductions in the amount of the Applicable Recapture Percentage of Excess

Cash Flow for each fiscal quarter, such prepayments to be payable in respect of each fiscal quarter beginning with the fiscal quarter ending March 31, 2011, and each fiscal quarter thereafter, and to be due 60 days following the end of such fiscal quarter, except that for the last fiscal quarter in each Fiscal Year, such payment shall be due 120 days following the end of such quarter.

(b) Subject to clause (e) hereof, immediately upon receipt by any Credit Party of any Net Cash Proceeds from any Asset Sales (other than Net Cash Proceeds of Asset Sales permitted under Section 8.4).

(c) Subject to clause (e) hereof, immediately upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests under any stock option or employee incentive plans listed on Schedule 6.13 hereto (or any successor plans) or Equity Interests of WSM issued to directors, officers or employees of the Borrowers or their Subsidiaries) or Net Cash Proceeds from the issuance of any Subordinated Debt after the Effective Date, Borrowers shall prepay the Term Loans by an amount equal to one hundred percent (100%) of such Net Cash Proceeds from the issuance of Subordinated Debt and fifty percent (50%) of such Net Cash Proceeds from the issuance of any Equity Interests.

(d) Each mandatory prepayment under this Section 4.8 or any other mandatory or optional prepayment under this Agreement shall be in addition to any scheduled installments or optional prepayments made prior thereto, and shall be subject to Section 11.1, and shall be applied to installments of Term Loan A in the same order as set forth in Section 4.7 for voluntary prepayments (except that mandatory prepayments under Section 4.8(a) shall be made in the inverse order of maturities).

(e) To the extent that, on the date any mandatory prepayment of any Term Loan under this Section 4.8 is due, the Indebtedness under any Term Loan or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Lenders (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and upon such deposit, the obligation of each Borrower to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of such Term Loan on the last day of each Eurodollar-Interest Period attributable to the Eurodollar-based Advances of the such Term Loan, thereby avoiding breakage costs under Section 11.1.

4.9 Use of Proceeds. Proceeds of the Term Loans shall be used by Borrowers to fund the Acquisition, to pay off existing revolving credit Debt owed to Comerica Bank and to pay fees and expenses of the Borrowers related to the Acquisition.

5.	CONDITIONS.

The obligations of the Lenders to make Advances or loans pursuant to this Agreement are subject to the following conditions:

5.1 Conditions of Initial Advances. The obligations of the Lenders to make initial Advances or loans pursuant to this Agreement, on the Effective Date only, are subject to the following conditions:

(a) Notes, this Agreement and the other Loan Documents. Borrowers shall have executed and delivered to Agent for the account of each Lender requesting Notes, the Term Notes; Borrowers shall have executed and delivered this Agreement; and each Credit Party shall have executed and delivered the other Loan Documents to which such Credit Party is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect.

(b) Corporate Authority. Agent shall have received, with a counterpart thereof for each Lender, from each Credit Party, a certificate of its Secretary or Assistant Secretary dated as of the Effective Date as to:

(i) corporate resolutions (or the equivalent) of each Credit Party authorizing the transactions contemplated by this Agreement and the other Loan Documents approval of this Agreement and the other Loan Documents, in each case to which such Credit Party is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of Borrowers, authorizing the execution and delivery of requests for Advances hereunder,

(ii) the incumbency and signature of the officers or other authorized persons of such Credit Party executing any Loan Document and in the case of the Borrowers, the officers who are authorized to execute any Requests for Advance,

(iii) a certificate of good standing or continued existence (or the equivalent thereof) from the state of its incorporation or formation, and from every state or other jurisdiction where such Credit Party is qualified to do business, which jurisdictions are listed on Schedule 5.2 attached hereto, and

(iv) copies of such Credit Party’s articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.

(c) Collateral Documents, Guaranties and other Loan Documents. The Agent shall have received the following documents, each in form and substance satisfactory to Agent and fully executed by each party thereto:

(i) The following Collateral Documents, each in form and substance acceptable to Agent and fully executed by each party thereto and dated as of the Effective Date:

(A) the Security Agreement, executed and delivered by the Credit Parties;

(B) the Intellectual Property Security Agreement, executed by each Credit Party who has an interest in the Intellectual Property Collateral; and

(ii) For each real property location (including each warehouse or other storage location) leased by any Credit Party as a lessee (such locations being disclosed and identified as such on Schedule 6.3(b) hereto), within sixty (60) days from Effective Date, or at such later date as Agent in its sole discretion may determine, (i) a true, complete and accurate copy of the fully executed applicable lease bailment or warehouse agreement, as the case may be; and (ii) a Collateral Access Agreement with respect to each location.

(iii) (A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 5.1(c) which name any Credit Party (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Credit Parties dated a date reasonably prior to the Effective Date.

(iv) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) requested by Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to Agent in proper form for filing, registration or recordation.

(d) Equity; Cash Items. On or before the Effective Date, the Agent shall have received evidence satisfactory to it that (i) the holders of the Equity Interests of Borrowers shall have contributed (directly or indirectly) to their equity capital in an aggregate amount of not less than $85,000,000, such contribution being made in a manner and on terms reasonably acceptable to Agent and the Lenders, (ii) Borrowers have unrestricted cash of at least $11,000,000, and that (iii) Borrowers have deposited into a separate controlled access account at Agent an amount equal to the total Base Earn Out Payments due in the first fiscal quarter of 2011.

(e) Acquisition Closing. On or before the Effective Date, the Agent must be satisfied with the terms of the Acquisition Agreement and the terms of the Deferred RMN Note, and shall have received evidence satisfactory to it that upon the initial Advance under the Term Loan A, the Acquisition will simultaneously (or on the same day) close in accordance with the Acquisition Agreement (but in any event not for a total purchase price in excess of $160,000,000), and Borrowers will own all of the assets made the subject of such agreement, free and clear of all Liens and encumbrances (except Permitted Liens).

(f) Escalate Subordinated Debt Closing. All Escalate Subordinated Debt shall have been funded to Borrowers.

(g) Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Credit Parties have obtained the insurance policies required by Section 7.5 hereof and that such insurance policies are in full force and effect.

(h) Compliance with Certain Documents and Agreements. Each Credit Party shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Credit Party. No Person (other than Agent, Lenders and Issuing Lender) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance with any of the material terms or material provisions of, in each case to which such Person is a party.

(i) Opinions of Counsel. The Credit Parties shall furnish Agent prior to the initial Advance under this Agreement, with signed copies for each Lender, opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

(j) Payment of Fees. Borrowers shall have paid to Comerica Bank any fees due under the terms of the Fee Letter, along with any other fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to Agent).

(k) Pro Forma Balance Sheet and Financial Statements. Borrowers shall have delivered to the Lenders and the Agent, in form and substance reasonably satisfactory to Agent: (a) the Pro Forma Balance Sheet (giving effect to the Acquisition), (b) audited balance sheet of Borrowers for the Fiscal Year ending December 31, 2009, and presented in accordance with GAAP, (c) unaudited monthly financial statements of Borrowers for the period ending September 30, 2010, and (d) quarterly projections of the Borrowers through December 31, 2011 (and annual projections for the Fiscal Years 2012 through 2014), in form acceptable to Agent.

(l) Appraisals; Audits; Due Diligence. Agent and Lenders shall have received, in each case in form and substance satisfactory to the Agent, accounts receivable and inventory of Borrowers and their respective Subsidiaries, such third party reports, other reports or due diligence materials as Agent and the Majority Lenders may reasonably request.

(m) Employment Agreements. Agent shall have received copies of all employment agreements of the Credit Parties which shall remain in effect following the Effective Date as set forth on Schedule 6.17 hereof, the terms of which are reasonably acceptable to Agent and the Majority Lenders.

(n) Material Contracts. Agent shall have received copies of all Material Contracts described on Schedule 6.18 hereof.

(o) Governmental and Other Approvals. Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Credit Party in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

(p) Closing Certificate. The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of Borrower Representative dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating that to the best of his or her respective knowledge after due inquiry, (a) the conditions set forth in this Section 5 have been satisfied to the extent required to be satisfied by any Credit Party; (b) the representations and warranties made by the Credit Parties in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; (d) since September 30, 2010, nothing shall have occurred which has had, or could reasonably be expected to have, Material Adverse Effect; and (e) there shall have been no material adverse change to the Pro Forma Balance Sheet.

(q) Customer Identification Forms. The Agent shall have received completed customer identification forms (forms to be provided by Agent to Borrower Representative) from Borrowers and each Guarantor.

(r) Lockbox. Borrowers shall have established a United States Post Office lockbox over which Agent will have exclusive control and access, and to which Borrowers shall direct all account debtors to mail or deliver payments for amounts owing to Borrowers from time to time. Further, all payments received by Borrowers after the Effective Date shall be immediately directed to such lockbox, and any such payments not so delivered shall be held in trust for Agent. Until an Event of Default occurs and is continuing, payments collected in the lockbox will transfer to borrowers’ primary account at Agent. Thereafter, upon the occurrence and during the continuance of any Event of Default, Borrowers authorize Agent to transfer all payments received in the lockbox to a cash collateral account under Agent’s exclusive access and control, and further authorizes

Agent to endorse all checks received in the lockbox and to deposit the same in the cash collateral account. Upon the occurrence and during the continuance of any Event of Default, balances in the cash collateral account will be applied to Term Loans then due and payable or disbursed to Borrowers in Agent’s sole discretion.

5.2 Continuing Conditions. The obligations of each Lender to make Advances (including the initial Advance) under this Agreement shall be subject to the continuing conditions that:

(a) No Default or Event of Default shall exist as of the date of the Advance; and

(b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance as if made on and as of such date (other than any representation or warranty that expressly speaks only as of a different date).

6.	REPRESENTATIONS AND WARRANTIES.

Borrowers represent and warrant to the Agent and the Lenders as follows:

6.1 Corporate Authority. Each Credit Party is a corporation (or other business entity) duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

6.2 Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by Borrowers (if requested) are within such Person’s corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Credit Party or the terms of such Credit Party’s organizational documents and, except as have been previously obtained or as referred to in Section 6.10, below, do not require the consent or approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval could reasonably be expected to have a Material Adverse Effect.

6.3 Good Title; Leases:; Assets; No Liens.

(a) Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under Section 8.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

(b) Schedule 6.3(b) hereof identifies all of the real property owned or leased, as lessee thereunder, by the Credit Parties on the Effective Date, including all warehouse or bailee locations;

(c) The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties’ businesses in substantially the manner as such businesses were operated immediately prior to the Effective Date;

(d) Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of Borrowers, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property; and

(e) There are no Liens on and no financing statements on file with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 8.2 of this Agreement.

6.4 Taxes. Except as set forth on Schedule 6.4 hereof, each Credit Party has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Credit Party, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Credit Party as may be required by GAAP.

6.5 No Defaults. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

6.6 Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

6.7 Compliance with Laws. (a) Except as disclosed on Schedule 6.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law, except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

6.8 Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Credit Party is a party are not in contravention of the terms of any indenture, agreement or undertaking to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

6.9 Litigation. Except as set forth on Schedule 6.9 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of Borrowers, threatened in writing against any Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any final judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court, in each case, which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

6.10 Consents, Approvals and Filings, Etc. Except as set forth on Schedule 6.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with (a) the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and (b) otherwise necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of Borrowers, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

6.11 Agreements Affecting Financial Condition. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

6.12 No Investment Company or Margin Stock. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

6.13 ERISA. No Credit Party maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.13 hereto or otherwise disclosed to the Agent in writing. There is no accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, or any outstanding liability with respect to any Pension Plans owed to the PBGC other than future premiums due and owing pursuant to Section 4007 of ERISA, and no “reportable event” as defined in Section 4043(c) of ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. None of the Credit Parties has engaged in a prohibited transaction with respect to any Pension Plan, other than a prohibited transaction for which an exemption is available and has been obtained, which could subject such Credit Parties to a material tax or penalty imposed by Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. Each Pension Plan is being maintained and funded in accordance with its terms and is in material compliance with the requirements of the Internal Revenue Code and ERISA. No Credit Party has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to have resulted in any Withdrawal Liability and, except as notified to Agent in writing following the Effective Date, no such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA).

6.14 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Credit Party is affected by any casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.

6.15 Environmental and Safety Matters. Except as set forth in Schedules 6.9, 6.10 and 6.15:

(a) all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws;

(b) to the best knowledge of Borrowers, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i) claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law, or

(ii) written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law; and

(c) to the best knowledge of Borrowers, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property.

6.16 Subsidiaries. Except as disclosed on Schedule 6.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

6.17 Management Agreements. Schedule 6.17 attached hereto is an accurate and complete list of all management and significant employment agreements in effect on or as of the Effective Date to which any Credit Party is a party or is bound.

6.18 Material Contracts. Schedule 6.18 attached hereto is an accurate and complete list of all Material Contracts in effect on or as of the Effective Date to which any Credit Party is a party or is bound.

6.19 Franchises, Patents, Copyrights, Tradenames, etc. The Credit Parties possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, necessary for the conduct of their business substantially as now conducted without known conflict with any rights of others. Schedule 6.19 contains a true and accurate list of all domain names, trade names, all patent and trademark registrations, copyrights and any and all other names used by any Credit Party during the five-year period ending as of the Effective Date. Except as disclosed on Schedule 6.19, as of the Effective Date, Borrowers are not a party to, nor bound by, any license or other agreement that prohibits or otherwise restricts Borrowers from granting a security interest in Borrowers’ interest in such license or agreement or any other property (other than “shrink wrap” licenses used in the ordinary course of business).

6.20 Capital Structure. Schedule 6.20 attached hereto sets forth all issued and outstanding Equity Interests of each Credit Party, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and the holders of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Credit Party are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for Liens permitted under Section 8.2 hereof) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 6.20, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party, of any Equity Interests of any Credit Party all on and as of the Effective Date.

6.21 Accuracy of Information.

(a) The company prepared financial statements for the Fiscal Year ended December 31, 2009 furnished to Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of the Borrowers and their respective Subsidiaries and the results of their operations for the periods covered thereby, and have been prepared in accordance with GAAP. The projections, the Pro Forma Balance Sheet and the other pro forma financial information delivered to the Agent prior to the Effective Date are based upon good faith estimates and assumptions believed by management of each of the Borrowers to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

(b) From September 30, 2010, there has been no material adverse change in the business, operations, financial condition, or property of the Credit Parties, taken as a whole.

(c) To the best knowledge of the Credit Parties, as of the Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.22 Solvency. As of the Effective Date, after giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents, the Borrowers reasonably believe that the Credit Parties taken as a whole will be solvent, able to pay their indebtedness as it matures and will have capital sufficient to carry on their businesses. This Agreement is being executed and delivered by the Borrowers to Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not intend to nor does management of the Credit Parties believe the Credit Parties will incur debts beyond their ability to pay as they mature. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party as of the Effective Date.

6.23 Employee Matters. As of the Effective Date, there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrowers, threatened in writing against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business. Set forth on Schedule 6.22 are all union contracts or agreements to which any Credit Party is party as of the Effective Date and the related expiration dates of each such contract.

6.24 No Misrepresentation. Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Credit Party to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. On the Effective Date, there is no fact, other than information known to the public generally, known to any Credit Party after reasonable diligent inquiry that could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Agent.

6.25 Corporate Documents and Corporate Existence. As to each Credit Party as if the Effective Date, (a) it is an organization as described on Schedule 1.3 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.3 hereto.

7.	AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness incurred under this Agreement remains outstanding and unpaid (other than contingent obligations that survive pursuant to Section 13.24 hereof), that it will, and, as applicable, it will cause each of the Credit Parties to:

7.1 Financial Statements. Furnish to the Agent, in form and detail satisfactory to Agent, with sufficient copies for each Lender, the following documents:

(a) as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, a copy of the audited Consolidated and unaudited Consolidating financial statements, including consolidated balance sheets, of such Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related audited Consolidated and unaudited Consolidating statements of income, stockholders equity, and cash flows of such Borrower and its Consolidated Subsidiaries for such Fiscal Year or partial Fiscal Year and underlying assumptions, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified (in the case of the audited Consolidated statements) as being fairly stated in all material respects by Ernst & Young LLP or an independent, nationally recognized certified public accounting firm reasonably satisfactory to the Agent;

(b) as soon as available, but in any event within thirty (30) days after the end of each month commencing with the first full month after the Effective Date, Borrower prepared unaudited Consolidated and Consolidating balance sheets of such Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of such Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such fiscal month, setting forth in each case in comparative form (i) the figures for the corresponding periods in the previous year and (ii) the figures for the relevant period set forth in the projections delivered for such year pursuant to Section 7.2(e), and certified by a Responsible Officer of the Borrower Representative as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to change from audit and year-end adjustments.

7.2 Certificates; Other Information. Furnish to the Agent, in form and detail acceptable to Agent, with sufficient copies for each Lender, the following documents:

(a) As soon as available, but in any event within thirty (30) days after the end of each fiscal quarter of Borrowers, (i) a Covenant Compliance Report (or, in the case of Borrower prepared financial statements for the last fiscal quarter of each Fiscal Year, a draft Covenant Compliance Certificate) duly executed by a Responsible Officer of Borrower Representative, (ii) an aging report for Borrowers’ account receivable and accounts payable satisfactory to the Agent, and (iii) a report of any Intellectual Property and domain names created or acquired during such period;

(b) Concurrently with the delivery of the monthly financial statements above, a report, for the previous month, of Borrowers’ web-sites traffic, click through, and conversions;

(c) Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties’ firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(d) Any financial reports, statements, press releases, other material information or written notices delivered to the holders of the Subordinated Debt pursuant to any applicable Subordinated Debt Documents (to the extent not otherwise required hereunder), as and when delivered to such Persons;

(e) Within thirty (30) days after the end of each Fiscal Year, projections for the Credit Parties for the next succeeding Fiscal Year, on a quarterly basis and for the following Fiscal Year on an annual basis, including a balance sheet, as at the end of each relevant period and for the period commencing at the beginning of the Fiscal Year and ending on the last day of such relevant period, such projections certified by a Responsible

Officer of the Borrower Representative as being based on reasonable estimates and assumptions taking into account all facts and information known (or reasonably available to any Credit Party) by a Responsible Officer of the Borrower Representative;

(f) Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as Agent may reasonably specify; and

(g) Such additional financial and/or other information as Agent or any Lender may from time to time reasonably request, promptly following such request.

7.3 Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

7.4 Conduct of Business and Maintenance of Existence; Compliance with Laws.

(a) Continue to engage in their respective business and operations substantially similar to the business conducted immediately prior to the Effective Date;

(b) Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are necessary for its operations, except where the failure to so maintain such qualifications could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c) Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d) Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(e) (i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who

Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

7.5 Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear and casualty excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as Agent may reasonably request; and (e) if requested by Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with Agent, such certificates being in form and substance reasonably acceptable to Agent. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrowers’ option, be payable to Borrowers to replace or reinvest in property used or useful in the Borrowers’ business, provided that any such replacement property shall be deemed Collateral in which the Agent has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at the Agent’s option, be payable to the Agent to be applied on account of the Term Loans in accordance with Section 4.8.

7.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Lender, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the reasonable advance notice of Agent or such Lender, to examine each Credit Party’s books, accounts, records, ledgers and assets and properties; (b) at all reasonable times during normal business hours, upon the reasonable advance notice of the Agent, to conduct full or partial collateral audits of the Accounts and Inventory of the Credit Parties and appraisals of all or a portion of the fixed assets (including real property) of the Credit Parties, such audits and appraisals to be completed by an appraiser as may be selected by Agent and consented to by Borrowers (such consent not to be unreasonably withheld), with all reasonable costs and expenses of such audits to be reimbursed by the Credit Parties, provided that so long as no Event of Default or Default exists, Borrowers shall not be required to reimburse Agent for such audits or appraisals more frequently than two (2) times each Fiscal Year; (c) at all reasonable times during normal business hours, upon the reasonable advance notice of the Agent and at their own risk, to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property; and (d) at all reasonable times during normal business hours, upon the reasonable advance notice of the Agent, and at reasonable intervals, to visit all of the Credit Parties’ offices, discuss each Credit Party’s respective financial matters with their respective senior executive officers, as applicable, and, by this provision, Borrowers authorize, and will cause each of their respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party at meetings coordinated by the Borrowers and examine any of such Credit Party’s books, reports or records held by such accountants.

7.7 Notices. Promptly give written notice to the Agent of:

(a) the occurrence of any Default or Event of Default of which any Credit Party has knowledge;

(b) any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of the Credit Parties taken as a whole since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof;

(c) the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d) promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

(e) (i) all new jurisdictions in which any Credit Party proposes to become qualified after the Effective Date to transact business, (ii) the acquisition or creation of any new Subsidiaries, (iii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party’s charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that Borrowers shall use commercially reasonable efforts to give such notice not less than five (5) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which Agent may consent);

(f) not less than fifteen (15) Business Days (or such other shorter period to which Agent may agree) prior to the proposed effective date thereof, any proposed material amendments, restatements or other modifications to any Subordinated Debt Documents; and

(g) any default or event of default by any Person under any Subordinated Debt Document, concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower Representative setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (g) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.

7.8 Hazardous Material Laws.

(a) Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

(b) (i) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of Agent and the Majority Lenders any material actions and proceedings relating to compliance with Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

(c) To the extent necessary to comply in all material respects with Hazardous Material Laws, remediate or monitor contamination arising from a release or disposal of Hazardous Material, which solely, or together with other releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;

(d) Provide such information and certifications which Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 7.8.

7.9 Financial Covenants.

(a) Minimum EBITDA. Borrowers will maintain at all times (and shall certify to Agent quarterly in each Covenant Compliance Report) a minimum EBITDA as of each of the following testing periods:

Time Period	Minimum EBITDA
For the month ending 12-31-2010	$3,500,000
For the 3 months ending 3-31-2011	$5,500,000
For the 3 months ending 6-30-2011	$4,500,000
For the 3 months ending 9-30-2011	$5,500,000
For the 3 months ending 12-31-2011	$10,000,000
As of the end of each three-month period commencing 3-31-2012 through 9-30-2012, and computed for the twelve months then ending	$27,500,000
As of the end of each three-month period at and after 12-31-2012, and computed for the twelve months then ending	$33,000,000

(b) Maximum Funded Debt to EBITDA Ratio. Borrowers will maintain at all times (and shall certify to Agent quarterly in each Covenant Compliance Report) a Funded Debt to EBITDA Ratio no greater than the following respective ratios as of the end of each consecutive three months during the following periods:

Measurement Period	Maximum Ratio
3-31-11 through 9-30-2011	≤2.75 : 1.00
12-31-11 through 9-30-2012	≤2.25 : 1.00
12-31-12 and thereafter	≤1.50 : 1.00

(c) Maximum Senior Debt to EBITDA Ratio. Borrowers will maintain at all times (and shall certify to Agent quarterly in each Covenant Compliance Report) a Senior Debt to EBITDA Ratio no greater than the following respective ratios as of the end of each consecutive three months during the following respective periods:

Measurement Period	Maximum Ratio
3-31-11 through 9-30-11	1.95 : 1.00
12-31-11 through 9-30-12	1.50: 1.00
12-31-12 and thereafter	1.00: 1.00

(d) Minimum Fixed Charge Coverage Ratio. Borrowers will maintain at all times (and shall certify to Agent quarterly in each Covenant Compliance Report) a Fixed Charge Coverage Ratio of at least 1.25: 1.00 as of the last day of each of fiscal quarter of each Fiscal Year, commencing with the fiscal quarter ending March 31, 2011.

7.10 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

7.11 Compliance with ERISA; ERISA Notices.

(a) Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) Promptly notify Agent upon the occurrence of any of the following events in writing: (i) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA by any Credit Party; (ii) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA; (iii) the commencement by the PBGC, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA; (iv) the failure of any Credit Party to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code or Section 302 of ERISA; (v) the withdrawal of any Credit Party from any Multiemployer Plan if any Credit Party reasonably believes that such withdrawal would give rise to the imposition of Withdrawal Liability with respect thereto; or (vi) the occurrence of (x) a “reportable event” which is required to be reported by a Credit Party under Section 4043 of ERISA other than any event for which the reporting requirement has been waived by the PBGC or (y) a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained.

7.12 Defense of Collateral. Use commercially reasonable efforts to defend the Collateral from any Liens other than Liens permitted by Section 8.2.

7.13 Future Subsidiaries; Additional Collateral.

(a) With respect to each Person which becomes a Domestic Subsidiary of any Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Agent, for and on behalf of each of the Lenders (unless waived by Agent):

(i) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty; and

(ii) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 7.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary, subject only to the other Liens permitted pursuant to Section 8.2 of this Agreement;

(iii) within the time period specified in and to the extent required under clause (c) of this Section 7.13, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

(b) With respect to the Equity Interests of each Person which becomes (whether by Permitted Acquisition or otherwise) (i) a Domestic Subsidiary subsequent to the Effective Date, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Credit Party, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as Agent may determine); and (ii) a Foreign Subsidiary subsequent to the Effective Date, the Equity Interests of which is held directly by a Borrower or one of its Domestic Subsidiaries, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by Agent) within thirty (30) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as Agent may determine); and

(c) (i) With respect to the acquisition of a fee interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise), not later than thirty (30) days after the acquisition is consummated or the owner of such property becomes a Domestic Subsidiary (or such longer time period as Agent may determine), at the request of the Agent, such Credit Party shall execute or cause to be executed (unless waived by Agent), a mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by Agent; and (ii) with respect to the acquisition of any leasehold interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise), not later than thirty (30) days after the acquisition is consummated or the owner of the applicable leasehold interest becomes a Domestic Subsidiary (or such longer time period as Agent may determine), the applicable Credit Party shall deliver to the Agent a copy of the applicable lease agreement and shall execute or cause to be executed, at Agent’s option, unless otherwise waived by Agent in its reasonable discretion, (x) a leasehold mortgage in form and substance acceptable to Agent covering the applicable leasehold interest, and lessor subordination on terms no less favorable to Agent than as set forth in the Lessor’s Subordination Agreement, together with such additional real estate documentation as may be reasonably required by Agent or (y) a Collateral Access Agreement in form and substance reasonably acceptable to Agent together with such other documentation as may be reasonably required by Agent;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent’s request, Credit Parties shall take, or cause to be taken, such additional steps as are necessary or :able under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 7.13.

7.14 Accounts. Maintain primary deposit account at Agent and maintain all other deposit accounts and securities accounts of any Credit Party with Agent or a Lender, provided that, with respect to any such accounts maintained with any Lender (including Agent, if so requested by Agent), such Credit Party (i) shall cause to be executed and delivered an Account Control Agreement in form and substance satisfactory to Agent and (ii) has taken all other steps necessary to ensure that Agent has a perfected security interest in such account.

7.15 Use of Proceeds. Borrowers shall not use any portion of the proceeds of any such advances hereunder for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.

7.16 Hedging Transaction. Within sixty (60) days following the Effective Date, Borrowers shall enter into a Hedging Agreement sufficient, at the minimum, to cover fifty percent (50%) of the aggregate outstanding principal amount of Term Loan A for a three year period following the execution of such Hedging Agreement. The Hedging Agreement shall be in form and substance reasonably acceptable to the Agent.

7.17 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material license or agreement, Borrowers shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

7.18 Domain Names. Borrowers will (in addition to the quarterly Intellectual Property report required by this Agreement) promptly notify the Agent upon obtaining any domain name for a consideration of $250,000 or greater. At the Agent’s request, upon the occurrence and during the continuance of an Event of Default, Borrowers will execute such documents and take such actions as are necessary for the Agent to safeguard against the sale, assignment, pledge, or other transfer of any of Borrowers’ domain names, including without limitation, giving the Agent the passwords necessary for access (and the Agent is so authorized to access) each domain name registrar’s secure site for control of the registration of such domain names.

7.19 Further Assurances and Information.

(a) Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 8.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties’ assets as Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to Agent, and prepared at the expense of the Borrowers.

(b) Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent’s request, and at the expense of the Borrowers, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c) Provide the Agent and the Lenders with any other information required by Section 326 of the USA Patriot Act or necessary for the Agent and the Lenders to verify the identity of any Credit Party as required by Section 326 of the USA Patriot Act.

8.	NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness incurred under this Agreement remain outstanding and unpaid (other than contingent obligations that survive pursuant to Section 13.24 hereof), it will not, and, as applicable, it will not permit any of the Credit Parties to:

8.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

(a) Indebtedness of any Credit Party to Agent and the Lenders under this Agreement and/or the other Loan Documents;

(b) any Debt existing on the Effective Date and set forth in Schedule 8.1 (and not otherwise permitted in this Section 8.1) attached hereto and any renewals or refinancing of such Debt (provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

(c) any Debt of such Borrower or any of its Subsidiaries incurred for any ordinary business purpose, including Debt to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $1,000,000, and any renewals or refinancings of such Debt on terms substantially the same or better than those in effect at the time of the original incurrence of such Debt;

(d) Subordinated Debt;

(e) Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f) Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 9.1;

(g) Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 8.7 hereof;

(h) Base Earn-Outs and payments on Deals.com Indebtedness, provided payments thereunder will only be permitted when made in accordance with Section 8.11 hereof;

(i) Seller Notes, provided payments thereunder will only be permitted when made in accordance with Section 8.11 hereof;

(j) The Deferred RMN Note, provided payments thereunder will only be permitted when made in accordance with Section 8.11 hereof.

(k) Any other Debt not to exceed $250,000 in the aggregate at any time outstanding.

8.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Permitted Liens;

(b) Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens are created upon fixed or capital assets acquired by the applicable Credit Party after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned real property of any Credit Party for which Agent has received a mortgage or for which such Credit Party is required to execute a mortgage pursuant to the terms of this Agreement;

(c) Liens created pursuant to the Loan Documents; and

(d) other Liens, existing on the Effective Date, set forth on Schedule 8.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

Regardless of the provisions of this Section 8.2, no Lien over the Equity Interests of any Borrower or any Subsidiary of any Borrower (except for those Liens for the benefit of Agent and the Lenders) shall be permitted under the terms of this Agreement. Without limitation, no Liens will be permitted to secure the Deferred RMN Note.

8.3 Acquisitions. Except for Permitted Acquisitions and acquisitions permitted under Section 8.7, if any, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

8.4 Limitation on Mergers, Dissolution or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a) Inventory leased or sold in the ordinary course of business;

(b) obsolete, damaged, uneconomic or worn out machinery, parts, property or equipment, or property or equipment no longer used or useful in the conduct of the applicable Credit Party’s business;

(c) Permitted Acquisitions;

(d) mergers or consolidations of any Subsidiary of a Borrower with or into any Borrower or any Guarantor so long as such Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e) any Subsidiary of a Borrower may liquidate or dissolve into a Borrower or a Guarantor if Borrowers determine in good faith that such liquidation or dissolution is in the best interests of Borrowers, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(f) sales or transfers, including without limitation upon voluntary liquidation from any Credit Party to a Borrower or a Guarantor, provided that the applicable Borrower or Guarantor takes such actions as Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

(g) (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $250,000 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion, in each case where the proceeds of such Asset Sale are reinvested in useful assets of the business or applied to repay the Term Loans;

(h) the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business;

(i) dispositions of owned or leased vehicles in the ordinary course of business.

(j) the sale or disposition of delinquent notes, charge-off accounts or accounts receivable in the ordinary course of business for collection purposes; and

(k) the sale or disposition of assets or property in connection with any loss, damage or destruction thereof.

The Lenders hereby consent and agree to the release by Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 8.4.

8.5 Restricted Payments. Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, “Purchases”), except that:

(a) each Credit Party may pay cash Distributions to any Borrower or another Credit Party;

(b) each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution; and

(c) each Credit Party may purchase Equity Interests owned by directors, officers or employees of any Credit Party upon termination of employment of such Person, provided that the amount of Equity Interests so purchased in any Fiscal Year may not exceed $250,000 in the aggregate and no Default or Event of Default has occurred and is continuing at the time of making such purchase or would result from the making of such purchase.

8.6 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for (a) reinvestments of Net Proceeds from Asset Sales, insurance proceeds or condemnation proceeds to the extent permitted under Section 4.8 hereof and (b) Capital Expenditures, the amount of which shall not exceed (i) for the period from the Effective Date through December 31, 2011, ending $1,000,000, and (ii) for each Fiscal Year ending thereafter, the sum of $500,000; provided, however, Borrowers will be permitted a one-time carryover into Fiscal Year 2012 for any portion of the foregoing Capital Expenditures limit for Fiscal Year 2011 not used in Fiscal Year 2011.

8.7 Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

(a) Permitted Investments;

(b) Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

(c) sales on open account in the ordinary course of business;

(d) intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or any Borrower; provided that, in the case of any intercompany loans or intercompany Investments made by any Borrower in any Guarantor, the aggregate amount from time to time outstanding in respect thereof shall not exceed $250,000; and provided, further, that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e) Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f) loans and advances to employees, officers and directors of any Borrower or any of its Subsidiaries for moving, entertainment, travel and other similar expenses in the ordinary course of business in the aggregate at any time outstanding or to purchase Equity Interests in WSM;

(g) Permitted Acquisitions and Investments in any Person acquired pursuant to a Permitted Acquisition;

(h) Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $250,000 at any one time outstanding;

(i) Investments received in connection with the bankruptcy or reorganization of account debtors, suppliers or customers and in settlement of delinquent accounts;

(j) Investments in another Credit Party;

(k) Investments otherwise expressly permitted under the terms of this Agreement; and

(l) other Investments not described above provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed $250,000 at any time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

8.8 Transactions with Affiliates. Except as set forth in Schedule 8.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates, directors or officers of the Credit Parties except: (a) transactions with Affiliates, directors or officers that are the Borrowers or Guarantors; (b) transactions otherwise permitted under this Agreement; and (c) transactions in the ordinary course of a Credit Party’s business and upon fair and reasonable terms no less favorable to such Credit Party than it would obtain in a comparable arms length transaction from unrelated third parties.

8.9 Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be.

8.10 Limitations on Other Restrictions. Except for this Agreement, and any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of a Borrower to pay or make dividends or distributions in cash or kind to any Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 9.2(b) hereunder.

8.11 Prepayment of Debt; Deferred RMN Payments. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt (other than payments permitted under the applicable Subordination Agreement) or Debt owed to any Person (other than Indebtedness, as provided for herein for prepayments); provided, however, (i) Borrowers can make regularly scheduled Base Earn-Out payments and payments on Deals.com Indebtedness payments, and Seller Notes payments so long as the Agent receives three (3) days prior written notice thereof in each instance and, in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above), and (ii) Borrowers can make Deferred RMN Payments so long as (a) the Agent receives three (3) days prior written notice thereof in each instance (b) in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above), (c) such payments are made solely from Excess Cash Flow remaining after application of Excess Cash Flow pursuant to Section 4.8(a) and do not, in the aggregate, exceed the aggregate amount of payments made to Agent from Excess Cash Flow as required by Section 4.8(a), (d) after giving effect to such payment, the Borrowers have cash on hand, on deposit at Agent, in an amount not less than $3,000,000 and (e) all such payments in the aggregate, including any such payments made prior to the date of any payment, do not exceed $10,000,000 in principal payments and any accrued interest thereon.

8.12 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent. Without limitation, Borrowers will not amend the Deferred RMN Note or the Escalate Subordinated Debt in any manner adverse to Agent and the Lenders without the consent of Majority Lenders.

8.13 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party or any Material Contract except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

8.14 Management Fees. Pay or otherwise advance, directly or indirectly, any management, consulting or other fees to an Affiliate prior to payment in full of the Deferred RMN Note. After payment in full of the Deferred RMN Note, such fees can be paid after three(3) days advance notice to Agent if in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above).

8.15 Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than December 31.

9.	DEFAULTS.

9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) non-payment when due of (i) the principal or interest on the Indebtedness under either of the Term Loans or (ii) any Fees;

(b) non-payment of any other amounts due and owing by a Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;

(c) the occurrence of any default or event of default in the Subordinated Debt Documents relating to the Escalate Subordinated Debt if the same continues beyond any applicable grace or cure period provided for in such Subordinated Debt Documents.

(d) default in the observance or performance of any of the conditions, covenants or agreements of Borrowers set forth in Sections 7.1, 7.2, 7.4(a) and (e), 7.5, 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1 or 7.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 7.7(a) or Section 7.5 shall be deemed cured upon the earlier of (x) with respect to a breach of Section 7.7(a), the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived.

(e) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party and continuance thereof for a period of thirty (30) consecutive days;

(f) any representation or warranty made by any Credit Party herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

(g) (i) default by any Credit Party in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any Credit Party in excess of $250,000 (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure or notice and or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of $250,000 (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(h) the rendering of any final judgment(s) (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of $250,000 (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of its entry;

(i) the occurrence of (i) a “reportable event”, as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of any Credit Party for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty

(60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent’s or any Lender’s other rights or remedies hereunder), or (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan, or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by any Credit Party from any Multiemployer Plan, which in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect;

(j) except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of a Borrower which is not a Guarantor or a Borrower) or liquidated (or any judgment, order or decree therefore shall be entered) except as otherwise permitted herein; or if a creditors’ committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within sixty (60) days;

(k) a Change of Control;

(l) the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall be contested by any Person party thereto (other than any Lender or Agent, or such subordination provisions shall fail to be enforceable by Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions; or

(m) any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender or Agent), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, or any Loan Document purporting to grant a Lien to secure any Indebtedness shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document.

9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrowers; (b) upon the occurrence of any Event of Default specified in Section 9.l(j) and notwithstanding the lack of any declaration by Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable; (c) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify Borrowers or any Credit Party that interest shall be payable on demand on all Indebtedness (other than Term Loan Advances with respect to which Section 4.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the then applicable Base Rate plus three percent (3%); and (d) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

9.3 Rights Cumulative. No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

9.4 Waiver by Borrowers of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

9.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. Each Borrower expressly agrees that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

9.6 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to Borrowers but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by Borrowers), setoff and apply against any and all of the obligations of Borrowers now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrowers and any property of Borrowers from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to Agent and Borrowers of the occurrence thereof. Borrowers hereby grant to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of Borrowers under this Agreement. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

10.	PAYMENTS, RECOVERIES AND COLLECTIONS.

10.1 Payment Procedure.

(a) All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided herein, all payments made by the Borrowers of principal, interest or fees hereunder shall be made without setoff or counterclaim on the date specified for payment under this Agreement and must be received by Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required or intended to be made in Dollars in immediately available funds to Agent at Agent’s office located at One Detroit Center, Detroit, Michigan 48226-3289, for the ratable benefit of the Term Loan A Lenders. Any payment received by the Agent after 1:00 p.m. (Detroit time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar-based Advances, such Lender’s Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

(b) Unless the Agent shall have been notified in writing by Borrowers at least two (2) Business Days prior to the date on which any payment to be made by Borrowers is due that Borrowers do not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that Borrowers have remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Term Loan Lender, on such payment date an amount equal to such Lender’s share of such assumed payment. If Borrowers have not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to the respective Term Loans Advances.

(c) Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

(d) All payments to be made by Borrowers under this Agreement or any of the Notes shall be made without setoff or counterclaim, as aforesaid, and, subject to full compliance by each Lender (and each assignee and participant pursuant to Section 13.8) with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member (other than any taxes on the overall income, net income, net profits or net receipts or similar taxes (or any franchise taxes imposed in lieu of such taxes) on the Agent or any Lender (or any branch maintained by Agent or a Lender) or upon the capitalization of the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the governmental authority, political subdivision, federation or organization imposing such taxes), unless Borrowers are compelled by law to make payment subject to such tax. In such event, Borrowers shall:

(i) pay to the Agent for Agent’s own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

(ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender or Lenders, as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by Borrowers of any such taxes payable by Borrowers.

As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon. Borrowers shall be reimbursed by the applicable Lender for any payment made by Borrowers under this Section 10.1 if the applicable Lender is not in compliance with its obligations under Section 13.13 at the time of the Borrowers’ payment. Borrowers shall be entitled to receive any refund of any taxes previously paid by Borrowers under this Section 10.1.

10.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) the acceleration of any Indebtedness arising under this Agreement, (b) at the Agent’s option, or (c) upon the request of the Majority Lenders after the commencement of any remedies hereunder, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to the Indebtedness under the Term Loan A, next to any obligations owing by any Credit Party under any Hedging Agreements on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties, as the case may be.

10.3 Pro-rata Recovery. If any Term Loan A Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it under the Term Loan in which it is a Lender, in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on that same Term Loan, such Lender shall purchase from the other Lenders in the same Term Loan facility such participations in the Term Loan A held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders who are Lenders in that particular Term Loan; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.4 Treatment of a Defaulting Lender.

(a) The obligation of any Lender to make any Advance hereunder shall not be affected by the failure of any other Lender to make any Advance under this Agreement, and no Lender shall have any liability to Borrowers or any of their Subsidiaries, the Agent, any other Lender, or any other Person for another Lender’s failure to make any loan or Advance hereunder.

(b) If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the loans, this Agreement and the other Loan Documents, including without limitation any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be suspended for the entire period that such Lender remains a Defaulting Lender and the stated commitment amounts and outstanding Advances of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lender (or any class thereof), as the case may be, have taken or may take any action hereunder (including, without limitation, any action to approve any consent, waiver or amendment to this Agreement or the other Loan Documents); provided, however, that the foregoing shall not permit (i) an increase in such Defaulting Lender’s stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness outstanding to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders’ portion of any of the loans or other extensions of credit or other obligations of Borrowers owing to such Defaulting Lender, in each case without such Defaulting Lender’s consent, (iv) any other modification which under Section 13.10 requires the consent of all Lenders or the Lender(s) affected thereby which affects the Defaulting Lender differently than the Non-Defaulting Lenders affected by such modification, other than a change to or waiver of the requirements of Section 10.3 which results in a reduction of the Defaulting Lender’s commitment or its share of the Indebtedness on a non pro-rata basis.

(c) To the extent and for so long as a Lender remains a Defaulting Lender and notwithstanding the provisions of Section 10.3 hereof, the Agent shall be entitled, without limitation, (i) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Lender shall be delinquent or otherwise in default to Agent or any Lender (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (ii) if the amount of Advances made by such Defaulting Lender is less than its Percentage requires, apply payments of principal made by the Borrowers amongst the Non-Defaulting Lenders on a pro rata basis until all outstanding Advances are held by all Lenders according to their respective Percentages and (iii) to bring an action or other proceeding, in law or equity, against such Defaulting Lender in a court of competent jurisdiction to recover the delinquent amounts, and any related interest. Performance by Borrowers of their respective obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein. Furthermore, the rights and remedies of Borrowers, the Agent, and the other Lenders against a Defaulting Lender under this section shall be in addition to any other rights and remedies such parties may have against the Defaulting Lender under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Borrowers waive no rights or remedies against any Defaulting Lender.

11.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

11.1 Reimbursement of Prepayment Costs. If (i) Borrowers make any payment of principal with respect to any Eurodollar-based Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) Borrowers convert any such Advance on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.5(e)); (iii) Borrowers fail to borrow or convert any Eurodollar-based Advance after notice has been given by Borrowers to Agent in accordance with the terms hereof requesting such Advance; or (iv) or if any Borrower fails to make any payment of principal in respect of a Eurodollar-based Advance when due, the Borrowers shall reimburse Agent for itself and/or on behalf of any Lender, as the case may be, within ten (10) Business Days of written demand therefore for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. The amount payable hereunder by Borrowers to Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar-based Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Agent and Lenders shall deliver to Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

11.2 Eurodollar Lending Office. For any Eurodollar Advance, if Agent or a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Agent or such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

11.3 Circumstances Affecting LIBOR Rate Availability. If Agent or the Majority Lenders (after consultation with Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being offered to the Agent or such Lenders at the applicable LIBOR Rate, then Agent shall forthwith give notice thereof to Borrowers. Thereafter, until Agent notifies Borrowers that such circumstances no longer exist, (i) the obligation of Lenders to make Advances which bear interest at or by reference to the LIBOR Rate, and the right of Borrowers to convert an Advance to or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended, (ii) effective upon the last day of each Eurodollar-Interest Period related to any existing Eurodollar-based Advance, each such Eurodollar-based Advance shall automatically be converted into an Advance which bears interest at or by reference to the Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein), and (iii) effective immediately following such notice, each Advance which bears interest at or by reference to the Daily Adjusting LIBOR Rate shall automatically be converted into an Advance which bears interest at or by reference to the Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein).

11.4 Laws Affecting LIBOR Rate Availability. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Advance which bears interest at or by reference to the LIBOR Rate, such Lender shall forthwith give notice thereof to Borrowers and to Agent. Thereafter, (a) the obligations of the applicable Lenders to make Advances which bear interest at or by reference to the LIBOR Rate and the right of Borrowers to convert an Advance into or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended and thereafter only the Base Rate shall be available, and (b) if any of the Lenders may not lawfully continue to maintain an Advance which bears interest at or by reference to the LIBOR Rate, the applicable Advance shall immediately be converted to an Advance which bears interest at or by reference to the Base Rate. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

11.5 Increased Cost of Advances Carried at the LIBOR Rate. If, after the date of this Agreement, the adoption or introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a) shall subject any of the Lenders (or any of their respective Eurodollar Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurodollar Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurodollar Lending Offices); or

(b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as an Advance which bears interest at or by reference to the LIBOR Rate to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of an Advance which bears interest at or by reference to the LIBOR Rate, then such Lender shall promptly notify Agent, and Agent shall promptly notify Borrowers of such fact and demand compensation therefore and, within ten (10) Business Days after such notice, Borrowers agree to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. Agent will promptly notify Borrowers of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Borrowers to incur additional liability under Section 11.1 hereof, provided that Agent shall incur no liability whatsoever to the Lenders or Borrowers in the event it fails to do so. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.

11.6 Capital Adequacy and Other Increased Costs.

(a) If, after the Effective Date, the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender’s or Agent’s obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender’s or Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, “Increased Costs”), then Agent or such Lender shall notify Borrowers, and thereafter Borrowers shall pay to such Lender or Agent, as the case may be, within ten (10) Business Days of written demand therefore from such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender’s or Agent’s obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to Borrowers, reasonably promptly after becoming aware of any event described in this Section 11.6(a) and shall be conclusively presumed to be correct, absent manifest error. No amounts shall be due under this Section 11.6(a) to the extent such amounts are due and payable under Section 11.5.

(b) Notwithstanding the foregoing, however, Borrowers shall not be required to pay any increased costs under Sections 11.5, 11.6 or 3.4(c) for any period ending prior to the date that is 180 days prior to the making of a Lender’s initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender’s request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable change in law or other event resulting in such increased costs.

11.7 Right of Lenders to Fund through Branches and Affiliates. Each Lender may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Lender to make such Advance; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to Borrowers.

11.8 Margin Adjustment. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1, shall be implemented on a quarterly basis as follows:

(a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder, upon the date of delivery of the financial statements under Sections 7.1(a) and 7.1(b) hereunder and the Covenant Compliance Report under Section 7.2(a) hereof, in each case establishing applicability of the appropriate adjustment and in each case with no retroactivity or claw-back. In the event Borrowers shall fail timely to deliver such financial statements or the Covenant Compliance Report and such failure continues for three (3) days, then (but without affecting the Event of Default resulting therefrom) from the date delivery of such financial statements and report was required until such financial statements and report are delivered, the Applicable Margins and Applicable Fee Percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 1.1.

(b) From the Effective Date until Agent’s satisfactory receipt and review of Borrowers’ audited financial statements for Fiscal Year 2010, the Applicable Margins shall be those set forth under the Level III column of the pricing matrix attached to this Agreement as Schedule 1.1. Thereafter, the Applicable Margins shall be based upon the quarterly financial statements and Covenant Compliance Reports, subject to recalculation as provided in Section 11.8(a) above.

(c) Notwithstanding the foregoing, however, if, prior to the payment and discharge in full (in cash) of the Indebtedness and the termination of any and all commitments hereunder, as a result of any restatement of or adjustment to the financial statements of a Borrower and any of its Subsidiaries (relating to the current or any prior fiscal period) or for any other reason, Agent determines that the Applicable Margin as calculated by Borrowers as of any applicable date of determination were inaccurate in any respect and a proper calculation thereof would have resulted in different pricing for any fiscal period, then (x) if the proper calculation thereof would have resulted in higher pricing for any such period, Borrowers shall automatically and retroactively be obligated to pay to Agent, promptly upon demand by Agent or the Majority Lenders, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period and, if the current fiscal period is affected thereby, the Applicable Margin for the current period shall be adjusted based on such recalculation; and (y) if the proper calculation thereof would have resulted in lower pricing for such period, Agent and Lenders shall pay or credit to Borrowers an amount equal to the to the excess of the amount of interest and fees actually paid for such period over the amount of interest and fees that should have been paid for such period and, if the current fiscal period is affected thereby, the Applicable Margin for the current period shall be adjusted based on such recalculation.

12.	AGENT.

12.1 Appointment of Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

12.2 Deposit Account with Agent or any Lender. Each Borrower authorizes Agent and each Lender, in Agent’s or such Lender’s sole discretion, upon notice to the Borrowers to charge its general deposit account(s), if any, maintained with the Agent or such Lender for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

12.3 Scope of Agent’s Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) (except for its or their own willful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.4 Successor Agent. Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrowers and each of the Lenders. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to Borrowers (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent’s resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, Borrowers, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Lenders and, if applicable, Borrowers, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

12.5 Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender and based on the financial statements of Borrowers and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

12.6 Authority of Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

12.7 Indemnification of Agent. The Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify the Agent and its Affiliates (to the extent not reimbursed by Borrowers, but without limiting any obligation of Borrowers to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of in-house and outside counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent’s or its Affiliate’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of in-house and outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by Borrowers, but without limiting the obligation of Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by Borrowers for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined in the Agent’s reasonable judgment or Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as to specific matters or otherwise), Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

12.8 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by Borrowers hereunder.

12.9 Agent’s Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders, any other specified Percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

12.10 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

12.11 Collateral Matters.

(a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b) The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in the post-amble to Section 13.10 hereof, (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 13.10; (2) to subordinate the Lien granted to or held by Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.2(b) hereof; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

12.12 Agents in their Individual Capacities. Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

12.13 Agent’s Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, Borrowers shall pay to the Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The agency fees referred to in this Section 12.13 shall not be refundable under any circumstances.

12.14 Documentation Agent or other Titles. Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.15 No Reliance on Agent’s Customer Identification Program.

(a) Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may relay on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with a Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identify verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b) Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.

12.16 Escalate Intercreditor Agreement. Each Lender hereby authorizes the Agent to execute the Escalate Intercreditor Agreement (and any amendments, restatements or modifications thereto from time to time approved by the Majority Lenders) and hereby agrees to be bound by the Escalate Intercreditor Agreement (and such any amendments, restatements or modifications thereto) as if it were a party thereto. No Lender may assign any of its rights or obligations under this Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Escalate Intercreditor Agreement (and any such amendments, restatements or modifications thereto) as if such Person were a party thereto.

13.	MISCELLANEOUS.

13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP.

13.2 Consent to Jurisdiction. The Borrowers, the Agent and Lenders hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Texas state court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and the Borrowers, Agent and Lenders hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Texas state court. Each Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Texas by the delivery of copies of such process to it at the applicable addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by it in a notice to the other parties that complies as to delivery with the terms of Section 13.6. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against any Credit Party or any of their property in the courts with subject matter jurisdiction of any other jurisdiction. Each Borrower irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

13.3 Law of Texas. This Agreement, the Notes and, except where otherwise expressly specified therein to be governed by local law, the other Loan Documents shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.4 Interest. It is the intent of the Borrowers and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum nonusurious interest rate under applicable law (the “Maximum Rate”) and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the outstanding principal of the Indebtedness owing to such Lender (or if such Indebtedness shall have been paid in full, refund said excess to the Borrowers). In the event that the maturity of the Indebtedness are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Indebtedness (or, if the applicable Indebtedness shall have been paid in full, refunded to the Borrowers of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrowers and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Indebtedness all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Indebtedness. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith. For purposes of determining the Maximum Rate under the law of the State of Texas, the applicable interest rate ceiling shall be the “weekly ceiling” from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

13.5 Closing Costs and Other Costs; Indemnification.

(a) Borrowers shall pay or reimburse (a) Agent and its Affiliates for payment of, on demand, all reasonable costs and expenses, including, by way of description and not limitation, reasonable outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by Borrowers, and (b) Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other similar taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation reasonable attorney fees, incurred by Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Lenders in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders’ rights against Borrowers or any other Credit Party, or otherwise incurred by Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent, its Affiliates, or any Lender which would not have been asserted were it not for Agent’s or such Affiliate’s or Lender’s relationship with Borrowers hereunder or otherwise, shall also be paid by Borrowers. All of said amounts required to be paid by Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Base Rate, plus three percent (3%).

(b) Borrowers agree to indemnify and hold Agent and each of the Lenders (and their respective Affiliates) harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys’ fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by Agent and each of the Lenders by reason of an Event of Default, or enforcing the obligations of any Credit Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the

Loan Documents, excluding, however, any loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b), provided that, the Borrowers shall be obligated to reimburse Agent and the Lenders for only a single financial consultant selected by Agent in consultation with the Lenders.

Borrowers agree to defend, indemnify and hold harmless Agent and each Lender (and their respective Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Lender in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Credit Party in violation of or the non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or (iv) complying or coming into compliance with all Hazardous Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law; provided, however, that the Borrowers shall have no obligations under this Section 13.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Agent or such Lender, as the case may be. The obligations of Borrowers under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities Borrowers may have to Agent or any of the Lenders at common law or pursuant to any other agreement.

13.6 Notices.

(a) Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6 or posted to an E-System set up by or at the direction of Agent (as set forth below). Borrowers hereby appoint Borrower Representative as their agent for purposes of receipt of any notices to Borrowers; any notice addressed to and delivered to Borrower Representative will constitute notice to all Borrowers when delivered in accordance with the approved forms of delivery herein. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to Borrower Representative shall be deemed to be a notice to all of the Credit Parties.

(b) Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefor.

13.7 Further Action. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

13.8 Successors and Assigns; Participations; Assignments.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns.

(b) The foregoing shall not authorize any assignment by Borrowers of its rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders.

(c) No Lenders may at any time assign or grant participations in such Lender’s rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void).

(d) Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

(i) each such assignment shall be made on a pro rata basis, and shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender’s aggregate interest in the Term Loans; provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender’s aggregate interest in the Term Loans be less than $5,000,000; and

(ii) the parties to any assignment shall execute and deliver to Agent an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit A (with appropriate insertions acceptable to Agent), together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement.

Until the Assignment Agreement becomes effective in accordance with its terms, and Agent has confirmed that the assignment satisfies the requirements of this Section 13.8, the Borrowers and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Upon request, Borrowers shall execute and deliver to the Agent, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the order of the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(e) The Borrowers and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender’s rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to a

Borrower or any of such Borrower’s Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

(i) such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

(iii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters covered by Section 13.10(a) through (e) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Credit Parties, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender’s rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender (but only with respect to any entry relating to such Lender’s Percentages and the principal amounts owing to such Lender) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Borrowers of the making of any entry in the Register or any change in such entry.

(h) Borrowers authorize each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender’s possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof or shall otherwise agree to be bound by the terms thereof.

(i) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

13.9 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

13.10 Amendment and Waiver. Except as otherwise provided in this Section 13.10, no amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders affected thereby, do any of the following: (i) increase the stated amount of such Lender’s commitment hereunder, (ii) reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder, (iii) postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder; provided however that this clause (iii) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increased or (y) any modification to any financial covenants set forth in Section 7.9 or in any definition set forth therein or principally used therein, (iv) except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of Agent and the Lenders, provided however that Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents or release any guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise), (v) terminate or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, or (vi) change the definitions of, “Term Loan A Percentage”, “Interest Periods”, “Majority Lenders”, Sections 10.2 or 10.3 hereof or this Section 13.10; provided, further, that notwithstanding the foregoing: (A) the Term Loan A Maturity Date may be postponed or extended only with the consent of all the Term Loan A Lenders, (B) no amendment, waiver, or consent shall, unless in a writing signed by the Agent affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

The Agent shall, upon the written request of the Borrowers, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of all commitments to lend and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 13.10; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation any Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) Agent shall not be required to execute any such release or subordination agreement under clauses (1) or (2) above on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

13.11 Confidentiality. The Agent and each Lender agrees that it will not disclose without the prior consent of the Borrowers (other than to its employees, its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors or counsel) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, and (e) to any prospective assignee or participant in accordance with Section 13.8(f) hereof.

13.12 Substitution or Removal of Lenders.

If (a) the obligation of any Lender to make Eurocurrency-based Advances has been suspended pursuant to Section 11.3 or 11.4, (b) any Lender has demanded compensation under Sections 3.4(c), 11.5 or 11.6 or (c) any Lender has become a Defaulting Lender or has not approved an amendment, waiver or other modification of this Agreement, if such amendment, waiver or modification has been approved by the Majority Lenders and the consent of such Lender is required (in each case, an “Affected Lender”), then the Borrowers shall have the following rights in addition to any other rights or remedies it may have hereunder.

(i) Subject to Section 13.8 hereof, the Borrowers may, with the assistance of the Agent, seek a substitute Lender or Lenders (which may be one or more of the Lenders (the “Purchasing Lender” or “Purchasing Lenders”) to purchase the Advances of the Term Loan of such Affected Lender, and require the Affected Lender to sell its Advances of the Term Loan, and assign its interest therein within two (2) Business Days after receiving notice from the Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale, payable (in immediately available funds) in cash. In connection with any such sale, and as a condition thereof, the Borrowers shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten (10) Business Days after such sale, (x) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if the Borrowers had prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale (unless such Affected Lender is a Defaulting Lender, in which case no such compensation shall be due) and (y) any additional compensation accrued for its account under Sections 3.4(c), 11.5 and 11.6 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender’s commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. The Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrowers and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with the applicable Percentages of the Term Loan of the Affected Lender, provided, however, that if the Affected Lender does not execute such Assignment Agreement within (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Lender’s attorney-in-fact. Each of the Lenders hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Lender or in its own name to execute and deliver an Assignment Agreement while such Lender is an Affected Lender hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 13.12, the Borrowers or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

13.13 Withholding Taxes. If any Lender is not a “united states person” within the meaning of Section 7701 (a)(30) of the Internal Revenue Code, such Lender shall promptly (but in any event prior to the initial payment of interest hereunder or prior to its accepting any assignment under Section 13.8 hereof, as applicable) deliver to the Agent two original executed copies of (i) Internal Revenue Service Form W-8BEN or any successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Lender’s domicile which provides for the exemption from withholding on interest payments to such Lender, (ii) Internal Revenue Service Form W-8ECI or any successor form evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income; provided, however, that such Lender shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to Advances to Borrowers, if such Lender has assigned its entire interest hereunder (including any outstanding Advances hereunder and any Notes issued to it by Borrowers), to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and the sole expense of Borrowers, each Lender and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the rights and benefits (including without limitation economic benefits) available to such Lender or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

13.14 Taxes and Fees. Should any tax (other than as a result of a Lender’s failure to comply with Section 13.13 or a tax, excluded under Section 10.1(d) or recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, Borrowers agree to pay the same, together with any interest or penalties thereon arising from any Borrower’s actions or omissions, and agrees to hold the Agent and the Lenders harmless with respect thereto provided, however, that Borrowers shall not be responsible for any such interest or penalties which were incurred prior to the date that notice is given to the Credit Parties of such tax or fees. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Lender or the Agent under Section 11.5 hereof.

13.15 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

13.16 USA Patriot Act Notice. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with Agent or any Lender, the Agent or the applicable Lender will request the applicable Person’s name, tax identification number, business address and other information necessary to identify such Person (and may request such Person’s organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act.

13.17 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any and Term Loan Rate Requests, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

13.18 Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

13.19 Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

13.20 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

13.21 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

13.22 Electronic Transmissions.

(a) Each of the Agent, the Credit Parties, the Lenders, and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrowers and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) All uses of an E-System shall be governed by and subject to, in addition to Section 13.6 and this Section 13.22, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.

(c) All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates in connection with any E Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Credit Parties and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

13.23 Advertisements. The Agent and the Lenders may disclose the names of the Credit Parties and the existence of the Indebtedness in general advertisements and trade publications.

13.24 Reliance on and Survival of Provisions. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender’s behalf, and those covenants and agreements of the Borrowers set forth in Section 13.5 hereof (together with any other indemnities of any Credit Party contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in Section 12.7 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitment to extend credit.

13.25 Joint and Several Liability.

(a) Each of the Borrowers acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the obligations as a joint and several obligor. It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Advances and other extensions of credit taken by Borrowers, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

(i) any lack of validity, legality or enforceability of this Agreement or any Note as to any Borrower, as the case may be;

(ii) the failure of any Lender or any holder of any Note:

(A) to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any Guarantor) under the provisions of this Agreement, such Note, or otherwise, or

(B) to exercise any right or remedy against any guarantor of, or collateral securing, any obligations;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other extension, compromise or renewal of any Indebtedness;

(iv) any reduction, limitation, impairment or termination of any Indebtedness with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Borrowers hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness with respect to any Borrower, as the case may be;

(v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Lender or any holder of the Notes securing any of the Indebtedness; or

(vi) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Indebtedness) available to, or a legal or equitable discharge of, any Borrower, as the case may be, any surety or any guarantor.

(b) Each of the Borrowers agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made;

(c) Each of the Borrowers hereby expressly waives: (i) notice of the Lenders’ acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Indebtedness other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(d) No delay on any of the Lenders part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders’ rights or any Borrower’s Indebtedness under this Agreement.

(e) Each of the Borrowers hereby represents and warrants to each of the Lenders that it now has and will continue to have independent means of obtaining information concerning such Borrower’s affairs, financial condition and business. Lenders shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning such Borrower’s affairs, financial condition or business which may come into the Lenders’ possession.

(f) Each of the Borrowers represents and warrants (i) that the business operations of the Borrowers are interrelated and that the business operations of the Borrowers complement one another, and such entities have a common business purpose, and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and that (iii) the proceeds of advances under the Term Loans and the other credit facilities extended hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrowers receives part or all of the proceeds of such Advances.

(g) Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, Agent and the Lenders that the amount of the respective Borrowers’ obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Borrowers’ respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Borrowers’ respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Borrower’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 13.25(g), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Lenders upon demand by such Borrowers. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Borrowers to the maximum extent permitted by Applicable Insolvency Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 13.25(g) that would not otherwise be available under Applicable Insolvency Laws.

PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN

DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Signatures Follow On Succeeding Page]

WITNESS the due execution hereof as of the day and year first above written.

BORROWERS:

WHALE SHARK MEDIA, INC.

By:	/s/ G. Cotter Cunningham
Title:

SPECTRAWIDE ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

SPECTRAWIDE INC.

By:	/s/ G. Cotter Cunningham
Title:

CSB ACQUISITION CO, LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

CLTD ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

SMALLPONDS, LLC
By:	Whale Shark Media, Inc. its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

Signature Page

DEALS.COM, LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

RMN ACQUISITION CO., LLC
By:	Whale Shark Media, Inc., its Sole Member

By:	/s/ G. Cotter Cunningham
Title:

AGENT:

COMERICA BANK, as Administrative Agent

By:	/s/ Stephen P. Bitter
Its:	Vice President

COMERICA BANK AS A LENDER:

COMERICA BANK, as a Leader

By:	/s/ Stephen P. Bitter
Its:	Vice President

OTHER LENDERS:

SQUARE 1 BANK

By:	/s/ David S. McLaughlin
Its:	Vice President

Signature Page

Schedule 1.1

Applicable Margin Grid

Term Loan A

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III
Funded Debt to EBITDA Ratio	<1.50:1.0	≥1.50:1.0 But <2.00:1.0	≥2.00:1.0
Term Loan A Eurodollar Margin	450.00	500.00	550.00
Term Loan A Base Rate Margin	350.00	400.00	450.00

*	Definitions as set forth in the Credit Agreement.
**	Level III pricing shall be in effect until Agent’s satisfactory receipt and review of Borrowers’ audited financial statements for Fiscal Year end 2010, after which time the pricing grid shall govern.

Schedule 1.1 - Solo Page

Schedule 1.2

Percentages and Allocations

Term Loan

LENDERS	TERM LOAN A PERCENTAGES	TERM LOAN A ALLOCATIONS
Comerica Bank	77.777778%	$35,000,000
Square 1 Bank	22.222222%	$10,000,000

TOTALS	100%	$45,000,000

Schedule 1.2 - Solo Page

Schedule 1.3

Compliance Information

Correct Legal Name	Address	Type of Organization	Jurisdiction of Organization	Tax identification number and other identification numbers
Whale Shark Media, Inc.	515 S. Congress Suite 700 Austin, Texas 78704	Corporation	Delaware	4424140
Spectrawide Acquisition Co., LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4749566
Spectrawide Inc.	515 S. Congress Suite 700 Austin, Texas 78704	Corporation	Texas	800682743
CSB Acquisition Co., LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4749560
CLTD Acquisition Co., LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4749562
Smallponds, LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4749596
Deals.com, LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4814776
RMN Acquisition Co., LLC	515 S. Congress Suite 700 Austin, Texas 78704	Limited Liability Company	Delaware	4898252

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

Date:

To:	Borrowers

and

Comerica Bank (“Agent”)

Re:	Term Loan Agreement made as of the day of , 2010 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Whale Shark Media, Inc., Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (“each, individually a “Borrower,” and collectively the “Borrowers”).

Ladies and Gentlemen:

Reference is made to Section 13.8 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert name of assignor] (the “Assignor”) to [insert name of assignee] (the “Assignee”), and, subject to the terms and conditions of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the “Effective Date” (as hereafter defined) that undivided interest in each of Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents in the amounts as set forth on the attached Schedule 1, such that, after giving effect to the foregoing assignment and assumption, and the concurrent assignment by Assignor to Assignee on the date hereof, the Assignee’s interest in Term Loan A shall be as set forth in the attached Schedule 2 with respect to the Assignee.

The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to the Borrowers without the intervention of the Agent, the Assignor or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 13.8 of the Credit Agreement.

Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a)	the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor’s obligations thereunder to the extent of the Assignee’s percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)	the Assignor’s obligations under the Credit Agreement and the other Loan Documents shall be reduced by the Percentage referred to in the second paragraph of this Assignment Agreement.

As used herein, the term “Effective Date” means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

(1)	the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

(2)	the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

(3)	the payment to the Agent of the processing fee referred to in Section 13.8(d)(i) of the Credit Agreement; and

(4)	all other restrictions and items noted in Section 13.8 of the Credit Agreement have been completed.

2

The Agent shall notify the Assignor and the Assignee, along with Borrowers, of the Effective Date.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:

(A)	Address for Notices:

Institution Name:

Address:

Attention:

Telephone:

Facsimile:

(B)	Payment Instructions:

(C)	Proposed effective date of assignment.

The Assignee has delivered to the Agent and the Borrowers (or is delivering to the Agent and the Borrowers concurrently herewith) the tax forms referred to in Section 13.13 of the Credit Agreement to the extent required thereunder, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or shall promptly deliver to Agent following the execution hereof), the original of each Note held by the Assignor under the Credit Agreement.

The laws of the State of Texas shall govern the validity, interpretation and enforcement of this Agreement.

* * *

Signatures Follow on Succeeding Pages

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Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

[ASSIGNOR]

By:

Its:

[ASSIGNEE]

By:

Its:

4

ASSIGNMENT AGREEMENT ACCEPTED AND CONSENTED TO this      day of             , 20     BY:

COMERICA BANK, as Agent

By:
Its:

*

By:
Its:

[*Borrowers’ consent will be required except as specified in Section 13.8 of the Credit Agreement.]

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

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EXHIBIT B

COVENANT COMPLIANCE REPORT

To:	Comerica Bank, as Agent

Re:	Term Loan Agreement dated as of November 24, 2010 (the “Credit Agreement”) by and among the financial institutions from time to time signatory thereto (individually, a “Lender,” and, any and all such financial institutions collectively, the “Lenders”), Comerica Bank, as agent for the Lenders (in such capacity, “Agent”) and Whale Shark Media, Inc. (“WSM”), Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (“each, individually a “Borrower,” and collectively the “Borrowers”).

This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of                 , 201     (the “Computation Date”).

Please complete the information below:

I.	Compliance with Reporting Requirements

REPORTING COVENANT	REQUIRED TO BE DELIVERED	ACTUAL DATE OF DELIVERY	COMPLIES
Annual audited Consolidated and unaudited Consolidating financial statements of the Borrowers and their Subsidiaries as required pursuant to Section 7.1(a) of the Credit Agreement	Within 120 days after the end of each Fiscal Year	,	☐ YES ☐ NO
Quarterly (i) a Covenant Compliance Report (or, in the case of Borrower prepared financial statements for the last fiscal quarter of each Fiscal Year, a draft Covenant Compliance Certificate) duly executed by a Responsible Officer of Borrower Representative, (ii) an aging report for Borrowers’ account receivable and accounts payable satisfactory to the Agent, and (iii) a report of any Intellectual Property and domain names created or acquired during such period as required pursuant to Section 7.2(a) of the Credit Agreement	Within 30 days after the end of each fiscal quarter of Borrowers	,	☐ YES ☐ NO

Monthly Borrower prepared unaudited Consolidated and Consolidating balance sheets of such Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of such Borrower and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such fiscal month as required pursuant to Section 7.1(b) of the Credit Agreement	Within 30 days after the end of each month	,	☐ YES ☐ NO
Monthly report of Borrowers’ web-sites traffic, click through, and conversions as required pursuant to Section 7.2(b) of the Credit Agreement	Within 30 days after the end of each month	,	☐ YES ☐ NO
Projections as required pursuant to Section 7.2(e) of the Credit Agreement	Within 30 days after the end of each Fiscal Year	,	☐ YES ☐ NO
Filing of applications or registrations of Intellectual Property Collateral with Section 7.2(a) of the Credit Agreement	Within 30 days after the end of each fiscal quarter	,	☐ YES ☐ NO

Compliance with Financial Covenants

FINANCIAL COVENANT	REQUIRED AS OF THE COMPUTATION DATE	ACTUAL AS OF THE COMPUTATION DATE	COMPLIES
Minimum EBITDA (Section 7.9) (calculations reflected on Schedule I)	Not less than $ for the measuring period ending , 201	$ for the measuring period ending , 201	☐ YES ☐ NO
Fixed Charge Coverage Ratio (Section 7.9) (calculations reflected on Schedule II)	1.25 to 1.00	to 1.00	☐ YES ☐ NO

2

Maximum Funded Debt to EBITDA Ratio (Section 7.9) (calculations reflected on Schedule III)	Not more than to 1.00 for the measuring period ending , 201	Not more than to 1.00 for the measuring period ending , 201	☐ YES ☐ NO
Maximum Senior Debt to EBITDA Ratio (Section 7.9) (calculations reflected on Schedule IV)	Not more than to 1.00 for the measuring period ending , 201	to 1.00	☐ YES ☐ NO

Determination of Pricing Adjustments

Applicable Margins	Based on the Funded Debt to EBITDA Ratio as of the Computation Date as set forth above, the Applicable Margins shall be those set forth under Level on the Applicable Margin Grid on Schedule 1.1.

The undersigned Borrower Representative, on behalf of each the Borrowers, hereby certifies that to the best of his/her knowledge, after due inquiry:

All of the information set forth in this Report (and in any Schedules attached hereto) is true and correct in all material respects.

As of the Computation Date, the Borrowers have observed and performed, in all material respects, all of its covenants and other agreements contained in the Credit Agreement and in the Notes (if issued) and any other Loan Documents to be observed, performed and satisfied by them.

He/she has personally reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

Except as stated in Schedule V hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Borrowers), to the best of my knowledge no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Covenant Compliance Report to be executed and delivered by its duly authorized officer this      day of             , 201    .

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BORROWER REPRESENTATIVE

WHALE SHARK MEDIA, INC.

By:

Title:

4

Schedule I to Exhibit B

I.	EBITDA for period ending as of the Computation Date

A.	Net Income	$

B.	Income tax expense	$

C.	Interest expense	$

D.	Depreciation and amortization expense	$

E.	Non-cash stock compensation expenses	$

F.	Any non-recurring, one-time expenses related to the Acquisition	$

G.	Any extraordinary, unusual or non-cash, non-recurring expenses or losses (with Agent’s consent)	$

H.	EBITDA (Sum of Lines A. through G.)	$

5

Schedule II to Exhibit B

I.	EBITDA for the immediately preceding twelve (12) months ending as of the Computation Date

A.	EBITDA	$

Please note the following as it relates to the calculation of trailing twelve (12) month EBITDA: For each fiscal quarter or month, as applicable, ending before December 31, 2011 included in the applicable period of determination, (i) $6,984,000 for the fiscal quarter ended March 31, 2010, $5,694,000 for the fiscal quarter ended June 30, 2010 and $5,430,000 for the fiscal quarter ended September 30, 2010, shall be added to EBITDA and (ii) the Acquisition will be deemed to have closed October 1, 2010 and EBITDA (determined in accordance with GAAP) of Stateless Systems Pty Ltd. for the period October 1, 2010 through the Effective Date will be added to EBITDA.

II.	FIXED CHARGE COVERAGE RATIO for the four quarter period ending as of the Computation Date

B.	EBITDA (from Line A. on Schedule II)	$

C.	Cash non-financed Capital Expenditures (Less)	$

D.	Cash investor management fees (Less)	$

E.	Increases in capitalized software (Less)	$

F.	Cash Taxes (Less)	$

G.	The Sum of Lines B through F	$

H.	Current maturities of Funded Debt	$

I.	Interest Expense	$

J.	Base Earn-Outs and the Deferred RMN Payments	$

K.	The sum of Lines H through J	$

L.	Consolidated Fixed Charge Coverage Ratio (Line K. divided by Line L.):		to 1.00

Requirement:			1.25 to 1.00

6

Schedule III to Exhibit B

I.	Funded Debt to EBITDA Ratio for the four consecutive fiscal quarters ending as of the Computation Date

A.	All indebtedness for borrowed money	$

B.	The principal component of all obligations under Capitalized Leases	$

C.	All reimbursement obligations (actual contingent or otherwise) in respect of letters of credit, bankers acceptances or similar obligations issued or created	$

D.	All liabilities secured by any lien on any property owned by Borrowers or their Subsidiaries even though such Person has not assumed or otherwise become liable for the payment thereof	$

E.	All Guarantee Obligations in respect of any liability which constitutes Funded Debt	$

F.	Total Funded Debt (The sum of Lines A through E)	$

G.	EBITDA (from Line A on Schedule II)	$

H.	Consolidated Total Leverage Ratio (Line F, divided by Line G.)		to 1.00

Requirements:

March 31, 2011 through September 30, 2011			2.75 to 1.00

December 31, 2011 through September 30, 2012			2.25 to 1.00

December 31, 2012 and thereafter			1.50 to 1.00

7

Schedule IV to Exhibit B

I.	Senior Debt to EBITDA Ratio for the four consecutive fiscal quarters ending as of the Computation Date

A.	Aggregate unpaid principal balance of Term Loan A	$

B.	EBITDA (from Line A. on Schedule II)	$

C.	Cash Capital Expenditures (Less)	$

D.	Increases in capitalized software (Less)	$

E.	The sum of Lines B. through D.)	$

F.	Senior Debt To EBITDA (Line A., divided by Line E.)		to 1.00

Requirements:

March 31, 2011 through September 30, 2011			1.95 to 1.00

December 31, 2011 through September 30, 2012			1.50 to 1.00

December 31, 2012 and thereafter			1.00 to 1.00

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EXHIBIT C

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of November 24, 2010 by and between COMERICA BANK, as Administrative Agent for the Lenders (in such capacity “Agent” and WHALE SHARK MEDIA, INC., a Delaware corporation formerly known as Smallponds, Inc., CSB ACQUISITION CO., LLC, a Delaware limited liability company, SPECTRAWIDE ACQUISITION CO., LLC, a Delaware limited liability company, SPECTRAWIDE INC., a Texas corporation, CLTD ACQUISITION CO., LLC, a Delaware limited liability company, SMALLPONDS, LLC, a Delaware limited liability company, DEALS.COM, LLC, a Delaware limited liability company, and RMN ACQUISITION CO., LLC, a Delaware limited liability company (each a “Grantor” and collectively, “Grantors”).

RECITALS

A. Lenders have agreed to make certain advances of money and to extend certain financial accommodations (the “Loans”) to Grantors in the amounts and manner set forth in that certain Term Loan Agreement by and among Grantors, Agent and the Lenders signatories thereto dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Lenders are willing to make the Loans to Grantors, but only upon the condition, among others, that each Grantor shall grant to Agent, for the benefit of Agent and for the ratable benefit of the Lenders, a security interest in certain Copyrights, Trademarks and Patents to secure the obligations of Grantors under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, each Grantor has granted to Agent a security interest in all of such Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement and all other agreements now existing or hereafter arising between Grantors and Agent or the Lenders, each Grantor hereby represents, warrants, covenants and agrees as follows:

DEFINITIONS

“Copyrights” shall mean all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing (including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit A attached hereto), together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of such Grantor for past, present and future infringements of copyright.

“Trademarks” shall mean all trademarks, service marks, trade names and service names and the goodwill associated therewith (including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit B attached hereto), together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of such Grantor for past, present and future infringements of trademark.

“Patents” shall mean all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein and, including in each case, as to all of the foregoing and, without limitation, as set forth on Exhibit C attached hereto, (ii) licenses pertaining to any patent whether such Grantor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of such Grantor and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (iv) reissues, divisions, continuations, renewals, extensions and continuation-in-part with respect to any of the foregoing.

AGREEMENT

To secure the obligations under the Loan Agreement and under any other agreement now existing or hereafter arising between Grantors and Agent or the Lenders, each Grantor grants and pledges to Agent a security interest in all of such Grantor’s right, title and interest in, to and under its intellectual property Collateral (including without limitation those Copyrights, Patents and Trademarks listed on Exhibits A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively, the “Intellectual Property Collateral”).

This security interest is granted in conjunction with the security interest granted to Agent under the Loan Agreement and the other Loan Documents. The rights and remedies of Agent with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Agent as a matter of law or equity. Each right, power and remedy of Agent provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Agent of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Agent, of any or all other rights, powers or remedies.

2

Grantors shall use commercially reasonable efforts to register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, those registrable intellectual property rights now owned or hereafter developed or acquired by Grantors, to the extent that Grantors, in their reasonable business judgment, deem it appropriate to so protect such intellectual property rights.

Grantors shall promptly give Agent written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

Grantors shall (i) give Agent not less than 10 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Agent may reasonably request for Agent to maintain its perfection in such intellectual property rights to be registered by Grantors; (iii) upon the request of Agent, either deliver to Agent or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Agent with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Agent to be filed for Agent to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

Grantors shall execute and deliver such additional instruments and documents from time to time as Agent shall reasonably request to perfect and maintain the perfection and priority of Agent’s security interest in the Intellectual Property Collateral.

Grantors shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of the material trade secrets, trademarks, patents and copyrights, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Agent in writing of material infringements detected and (iii) not allow any material trademarks, patents or copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Agent, which shall not be unreasonably withheld.

Agent may audit Grantors’ Intellectual Property Collateral to confirm compliance with this Intellectual Property Security Agreement, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Agent shall have the right, but not the obligation, to take, at Grantors’ sole expense, any actions that Grantors are required under this section to take but which Grantors fail to take, after 15 days’ notice to Grantors. Grantors shall reimburse and indemnity Agent for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section.

Each Grantor represents and warrants that Exhibits A, B and C attached hereto set forth any and all intellectual property rights in connection to which such Grantor has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

3

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Agent:	AGENT:

1717 Main Street	COMERICA BANK
Dallas, Texas 75201
Attention: TLS Lending (Austin)
By:
Name:
Title:

Address of each Grantor:
515 South Congress, Suite 700	GRANTORS:
Austin, Texas 78704	WHALE SHARK MEDIA, INC.
Attention: Cotter Cunningham, CEO
By:
Name:
Title:

SPECTRAWIDE ACQUISITION CO., LLC

	By:	Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SPECTRA WIDE INC.

By:
Name:
Title:

CSB ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

CLTD ACQUISITION CO., LLC

By:	Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SMALLPONDS, LLC

By:	Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

DEALS.COM, LLC

By:	Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

RMN ACQUISITION CO., LLC

By:	Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

EXHIBIT A

Copyrights

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

None.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

None.

Owned by CLTD Acquisition Co., LLC

None.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

None.

Owned by RMN Acquisition Co., LLC

None.

EXHIBIT B

Patents

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

None.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

None.

Owned by CLTD Acquisition Co., LLC

None.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

None.

Owned by RMN Acquisition Co., LLC

None.

EXHIBIT C

Trademarks

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
CHEAPSTINGYBASTARDS	3,104,032	06/13/06	U.S.
CHEAPSTINGYBARGAINS.COM	3,634,494	06/09/09	U.S.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
DEALS2BUY	3,039,689	01/10/06	U.S.
DEALS2BUY	3,039,690	01/10/06	U.S.
DEALS2BUY	951260	01/07/08	Japan
DEALS2BUY	TMA705,015	01/18/08	Canada
DEALS2BUY	1358823	05/24/05	India
CARDS2APPLY	3,242,261	05/15/07	U.S.

Owned by CLTD Acquisition Co., LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
COUPONSEVEN	3,491,396	08/26/08	U.S.
SKINDEALS	3,491,398	08/28/08	U.S.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
DEALS.COM	85/147,268	10/7/10	U.S.
DEALSDOTCOM	85/147,258	10/7/10	U.S.

Owned by RMN Acquisition Co., LLC

None.

Owned by Jason Husman

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
COUPONSHARE	77,235,994	7/23/07	U.S.
COUPONSLTD	77,236,093	7/23/07	U.S.

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EXHIBIT D

FORM OF SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is executed and effective as of November 24, 2010. For value received, the undersigned (“Debtor”) pledges, assigns and grants to Comerica Bank, whose address is 1717 Main Street, Dallas, Texas 75201, Attention: TLS Lending (Austin), in its capacity as Administrative Agent (“Agent”), for the benefit of Agent and for the ratable benefit of the Lenders, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as defined in the Credit Agreement) to the Agent or the Lenders of Whale Shark Media, Inc., Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (collectively, “Borrower”). Reference is made to that certain Term Loan Agreement dated as of November 24, 2010, among Borrower, Agent and the Lenders signatories thereto (as amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement. In the event of any conflict between a provision of this Agreement and a provision of the Credit Agreement, the Credit Agreement will control.

The parties acknowledge that Indebtedness includes all costs incurred by Agent or any Lender in establishing, determining, continuing, or defending the validity or priority of any security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Agent or the Lenders and Borrower and/or Debtor or in connection with any proceeding involving Agent or the Lenders as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorneys’ fees, in each case as provided in the Credit Agreement. Debtor agrees to pay Agent or the Lenders all such costs incurred by the Agent or any Lender, in accordance with the terms of the Credit Agreement. Any reference in this Agreement to attorneys’ fees shall be deemed a reference to reasonable fees, costs, and expenses of both in house and outside counsel and paralegals, whether inside or outside counsel is used, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees, represents and warrants as follows:

(A)	Collateral. Collateral shall mean all personal property of Debtor, including without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(1)

all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles, chattel paper (including without limit electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents, instruments and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold); without limitation, general intangibles includes Debtor’s domain names set forth on Schedule I attached hereto, and all registrations thereof under such domain name Registration Service Agreements or other agreements as may be in effect from time to time between Debtor and any domain name registration entity,

(2)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright (collectively, the “Copyrights”),

(3)	all trademarks, service marks, trade names and service names and the goodwill associated therewith (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark (collectively, the “Trademarks”),

(4)	all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein and, including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (iv) reissues, divisions, continuations, renewals, extensions and continuation-in-part with respect to any of the foregoing (collectively, the “Patents”),

(5)	all Inventory,

(6)	all Equipment and Fixtures,

(7)

all of Debtor’s rights and interest in Software (for purposes of this Agreement “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information

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provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

(8)	all investment property (including, without limit, securities, securities entitlements, and financial assets),

(9)	all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable documents), policies and certificates of insurance, deposit accounts, and money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Agent, or as to which Agent now or later controls possession by documents or otherwise, and

(10)	all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

Notwithstanding the foregoing, the Collateral does not include (A) any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law or (ii) that such rights are nonassignable by their terms, to the extent that such nonassignability is enforceable under applicable law or (B) based on the prohibition set forth in that certain Security Agreement dated as of April 27, 2010 by and between Deals.com, LLC and Hot Media, Inc., the internet domain name Deals.com (the “Domain Name”), the registration of the Domain Name, and all proceeds from the sale of the Domain Name only (the “Domain Name Collateral”); provided, however, that upon termination of such prohibition, the Domain Name Collateral shall immediately become Collateral without any action by Debtor or Agent. Notwithstanding the foregoing, the Collateral shall include any accounts or general intangibles that consist of rights to payment generated from the use or operation of the Domain Name.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

(B)	Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

(a)	Debtor shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement. Debtor shall cause each and every servicer under each and every Sale and Servicing Agreement to enter into with Agent such collateral possession and control agreements as Secured Party may from time to time require.

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(b)	At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent or any Lender, Debtor shall be deemed to have warranted that (a) Debtor has good and valid title (or valid leasehold interest) to such Collateral and has the right and authority to subject it to a security interest granted to Agent or any Lender; (b) none of the Collateral is subject to any security interest other than security interests, if any, permitted under the Credit Agreement as Permitted Liens and security interest in favor of Agent or any Lender; (c) there are no financing statements on file, other than financing statements reflecting Permitted Liens and financing statements in favor of Agent; (d) no Person, other than Agent or such Persons with whom Agent has executed a collateral possession and control agreement acceptable to Agent, has possession or control (as defined in the Uniform Commercial Code) of any material Collateral of such nature that perfection of a security interest may be accomplished by possession or control.

(c)	Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than Permitted Liens and those in favor of Agent and the Lenders. Debtor may, without the prior written consent of Agent, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except as expressly prohibited by the Credit Agreement. Agent or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located in each case as required under the terms of the Credit Agreement.

(d)	Debtor will do all acts and will execute or cause to be executed all writings requested by Agent to establish, maintain and continue an exclusive, perfected and first security interest of Agent and the Lenders in the Collateral subject to Permitted Liens. Debtor agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness.

(e)	Debtor will pay all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, as required by the terms of the Credit Agreement. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so, and Debtor agrees to repay all amounts so expended by Agent, in each case in accordance with the terms of the Credit Agreement.

(f)

As long as no Event of Default exists and subject to the lockbox requirements of the Credit Agreement, the right to receive payments on Collateral in the ordinary course of business may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such rights, without the prior written consent of Agent, if the direct or indirect effect thereof will result in an

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Event of Default. At any time an Event of Default exists and without notice, Agent may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees unless such transfer is prohibited by or would cause a default under any agreement or document governing such Collateral to which Debtor is a party and is bound, and which has been disclosed to Agent or would give any Person a right of first refusal (disclosed to Agent) to purchase such Collateral; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application in accordance with the terms of the Credit Agreement; and (c) to take such actions in its own name or in Debtor’s name as Debtor’s agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Agent’s or any Lender’s security interest may be accomplished by control.

(g)	Agent may assign any of the Indebtedness and deliver any or all of the Collateral to its permitted assignee, in each case as permitted by and subject to the terms of the Credit Agreement, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

(h)	The undersigned agrees that no security or guarantee now or later held by Agent or any Lender for the payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of the undersigned under this Agreement, and Agent, in its sole discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of the undersigned under this Agreement. The undersigned acknowledges and agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and the undersigned is not relying upon any guaranty which Agent has or may have or assets in which Agent or any Lender has or may have a lien or security interest (other than the Collateral) for payment of the Indebtedness.

(i)

Agent’s rights under this Agreement shall not be affected by any modifications, extensions or renewals of any of the Indebtedness, whether in whole or in part, and as to all of the Indebtedness and modifications, extensions or renewals of it, this Agreement shall continue effective until the same shall have been fully paid. The undersigned shall indemnify Agent and the Lenders against all claims, damages, costs and expenses, including with limit attorneys’ fees, incurred by Agent in connection with any suit, claim or action against Agent arising out of

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any modification or termination of a Borrower loan or any refusal by Agent to extend additional credit in connection with the termination of this Agreement, INCLUDING ANY CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES, OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM AGENT’S OR ANY LENDER’S OWN NEGLIGENCE, except as to the extent (but only to the extent) caused by Agent’s or any Lender’s gross negligence or willful misconduct.

(j)	The undersigned agrees to reimburse Agent upon demand for all costs and expenses (including, without limit, attorneys’ fees) incurred in enforcing any of the duties or obligations of the undersigned under this Agreement or in establishing, determining, continuing or defending the validity or priority of Agent’s security interest under this Agreement.

(C)	Collection of Proceeds.

(a)	Reference is made to Section 4.8 of the Credit Agreement for certain provisions relating to mandatory payments required to be made on the Indebtedness upon any sale of any Collateral by Debtor. At the request of Agent so long as an Event of Default exists, all proceeds of any such sale of any Collateral must be deposited into a deposit account at Agent over which Agent has exclusive control, exclusive rights of withdrawal, and a first priority security interest (and any violation of this provision will be an Event of Default hereunder). The application and release of proceeds of sale of Collateral as a result of a sale will be as set forth in Section 4.8 of the Credit Agreement.

Immediately upon the occurrence of an Event of Default and notice to Debtor by Agent and at all times after that, so long as an Event of Default exists, Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent and the Lenders all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, so long as an Event of Default exists, Debtor agrees to (a) endorse to Agent and immediately deliver to Agent all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. So long as an Event of Default then exists, Debtor irrevocably authorizes Agent or any Agent employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent and the Lenders shall have no duty as to the collection or protection of Collateral or the proceeds of it, or as to the preservation of any related rights, beyond the use of reasonable care in the custody and

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preservation of Collateral in the possession of Agent or any Lender. Debtor agrees to take all reasonable steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Agent to any sale, lease or other disposition of any Collateral beyond the sales permitted under the Credit Agreement.

(D)	Defaults, Enforcement and Application of Proceeds.

(a)	The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

(b)	Upon the occurrence and during the continuance of any Event of Default, Agent may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(1)	To redirect to Agent all payments received or to be received on any Collateral, and to otherwise take and dispose of any Collateral;

(2)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(3)	Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(4)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(5)	Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement or any other Loan Document, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a

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court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Agent disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable. Notwithstanding any provision to the contrary, Debtor shall have the right to redeem any of the Collateral up to the time of the sale or other disposition by paying the Agent the amount of Indebtedness then due and payable.

(c)	The proceeds of any sale or other disposition of Collateral authorized by Section 4.2 of this Agreement shall be applied by Agent in accordance with Section 10.2 of the Credit Agreement in such order as the Agent, in its discretion, deems appropriate including, without limitation, the following order: first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys’ fees and legal expenses incurred by Agent; the balance of the proceeds of the sale or other disposition may be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Debtor agrees that Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Secured Party may apply any reasonable discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Secured Party.

(d)	Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Agent may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between Borrower, Debtor, or any Guarantor and Agent.

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(e)	No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

(f)	(a) Debtor hereby irrevocably appoints Agent as Debtor’s attorney in fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, if an Event of Default exists, to take any action and to execute any instrument which Secured Party may from time to time in Agent’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities or other equity interests, instruments, documents or certificates pledged as Collateral in the name of Agent or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities or other equity interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other equity interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Agent may deem appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other equity interests pledged as Collateral; provided, however, except as provided herein, Agent shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so absent gross negligence or willful misconduct; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Agent with respect to the Collateral. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL INDEFEASIBLE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE TERMINATION OF ALL COMMITMENTS OF AGENT TO EXTEND CREDIT PURSUANT TO THE LOAN DOCUMENTS.

(b) If Debtor fails to perform any agreement or obligation provided herein and an Event of Default exists, Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

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Notwithstanding any other provision herein to the contrary, Agent does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so, absent gross negligence or willful misconduct.

(A)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(B)	to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and

(C)	to do and perform any act on behalf of Debtor permitted or required under this Agreement.

(g)	Upon the occurrence and during the continuance of an Event of Default, Debtor also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Debtor.

(h)	The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9.615(f) of the Uniform Commercial Code.

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(E)	Miscellaneous.

(a)	Until Agent is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated below its signature to this Agreement.

(b)	Debtor will give Agent not less than 30 days prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, and principal place of business, but the giving of this notice shall not cure any Event of Default caused by this change.

(c)	Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

(d)	Agent has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement, in accordance with the terms and conditions set forth in the Credit Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Agent may disclose all documents and information which Agent now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained subject to the limitations set forth in Section 13.11 of the Credit Agreement. Debtor further agrees that Agent may provide information relating to this Agreement or relating to Debtor or the Indebtedness to the Agent’s parent, affiliates, subsidiaries, and service providers, subject to the limitations set forth in Section 13.11 of the Credit Agreement.

(e)	In addition to Agent’s other rights, any indebtedness owing from Agent to Debtor can be set off and applied by Agent on any Indebtedness at any time(s) either before or after maturity or demand subject to the terms of Section 9.6 of the Credit Agreement. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Indebtedness.

(f)

Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Agent to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or Debtor or any other person, or otherwise comply with the provisions of Sections 9.611 or 9.621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Agent’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Agent may, once or

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any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. To the extent not expressly prohibited by applicable law, Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

(g)	In the event that applicable law shall obligate Agent to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made. A notice shall be deemed to be given under this Agreement when delivered to in accordance with Section 13.6 of the Credit Agreement.

(h)	Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent or the Lenders in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent, and whether or not Agent or any Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

(i)	This Agreement and all the rights and remedies of Agent and the Lenders under this Agreement shall inure to the benefit of Agent’s and the Lenders’ successors and permitted assigns and to any other permitted holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Agent to any assignment by Debtor.

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(j)	If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally.

(k)	Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code as those meanings may be amended, revised or replaced from time to time. “Uniform Commercial Code” means the Texas Business and Commerce Code as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

(l)	No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(m)	To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Agent from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

(n)	Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place:

Debtor, is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized.

13

The Collateral is located at 515 S. Congress, Suite 700, Austin, Texas 78704.

All Collateral (other than motor vehicles and Collateral in-transit) shall be maintained only at the locations identified in this Section 5.14 as may be revised from time to time by the written agreement of Debtor and Agent.

(o)	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

(p)	This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.13 of this Agreement shall survive termination.

(q)	Debtor agrees to reimburse the Agent upon demand for any and all reasonable out of pocket costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

(F)	DEBTOR AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(G)	THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

14

AGENT:

COMERICA BANK

By:
Name:
Title:

DEBTOR:

WHALE SHARK MEDIA, INC.

By:
Name:
Title:

SPECTRAWIDE ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SPECTRA WIDE INC.

By:
Name:
Title:

CSB ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

15

CLTD ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SMALLPONDS, LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

DEALS.COM, LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

RMN ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

16

Schedule I

Listing of Domain Names

DEALS.COM

DEALWHIZ.COM

CHEAPSTINGYBARGAINS.COM

CHEAPSTINGYBARGAINS.MOBI

CHEAPSTINGYBARGAINS.NET

CHEAPSTINGYBASTARD.BIZ

CHEAPSTINGYBASTARD.COM

CHEAPSTINGYBASTARD.INFO

CHEAPSTINGYBASTARD.ORG

CHEAPSTINGYCHICS.COM

CHEAPSTINGYCOUPON.COM

CHEAPSTINGYCOUPONS.COM

CHEAPSTINGYCOUPONS.INFO

CHEAPSTINGYCOUPONS.NET

CHEAPSTINGYCOUPONS.ORG

CHEAPSTINGYDEALS.COM

CHEAPSTINGYFINANCE.COM

CHEAPSTINGYFREEBIES.COM

CHEAPSTINGYGAMER.COM

CHEAPSTINGYMAC.COM

CHEAPSTPNGYMOBILE.COM

CHEAPSTINGYMOM.COM

CHEAPSTPNGYMOMS.COM

CHEAPSTINGYSHOPPER.COM

CHEAPSTPNGYSHOPHER.COM

CHEAPSTPNGYBASTARD.NET

THECHEAPSTINGYBASTARD.COM

WHALESHARKMEDIA.COM

0DEAL.COM

0DISCOUNTS.COM

1CODES.COM

lCOUPONCODES.COM

1STCOUPONCODES.COM

lSTOPCOUPON.COM

1TRAVELCOUPON.COM

1TRAVELCOUPONS.COM

20COUPON.COM

24HOURCOUPONS.COM

4BARGAINS.INFO

4CODE.INFO

4CODES.INFO

4COUPON.INFO

4COUPONCODE.COM

4-DISCOUNT.COM

4DISCOUNT.INFO

4DISCOUNTROOMS.COM

4DISCOUNTS.INFO

4PROMOCODE.COM

4SAVING.INFO

4SPECIALS.INFO

5CODES.COM

5COUPON.COM

5DEAL.COM

5DISCOUNTS.COM

5PROMO.COM

5PROMOS.COM

6COUPON.COM

6COUPONS.COM

6DISCOUNTS.COM

7CODES.COM

7COUPON.COM

7COUPON7.COM

7COOUPONCODE.COM

7COUPONCODES.COM

7COUPONS7.COM

7DEAL.COM

7DISCOUNT.COM

7DISCOUNTS.COM

8CODES.COM

8DEAL.COM

8DISCOUNT.COM

9CODES.COM

9COUPON.COM

9DEAL.COM

ACOUPONCODE.COM

ACOUPONCODES.COM

ADULTDVDCOUPON.COM

ADULTTOYCOUPON.COM

ADULTTOYCOUPONS.COM

ADULTTOYSCOUPON.COM

ADULTTOYSCOUPONS.COM

ADVENTURECOUPONS.COM

ALLTHECOUPONS.COM

ALPHACOUPONS.COM

ARTCOUPON.COM

ARTWORKCOUPON.COM

ARTWORKCOUPONS.COM

ASSORTEDCOUPONS.COM

AWESOMECOUPONCODES.COM

18

BABYCODES.COM

BAGCOUPONS.COM

BAHAMACOUPONS.COM

BAHAMASCOUPONS.COM

BARGAIN7.COM

BARGAIN.COM

BARGAINS.COM

BATHCOUPON.COM

BATHCOUPONS.COM

BCOUPON.COM

BCOUPONS.COM

BEDCOUPON.COM

BEDCOUPONS.COM

BEDDINGCOUPONS.COM

BEERDEAL.COM

BEVCOCOUPONS.COM

BIGCITYCOUPONS.COM

BIG-COUPONS.COM

BIGCOUPONSITE.COM

BIGSAVERCOUPONS.COM

BLOGCOUPON.COM

BLUEFRIDAYCOUPON.COM

BLUEFRIDAYCOUPONS.COM

BODYCOUPON.COM

BODYCOUPONS.COM

BOOKCOUPONCODE.COM

BOOKCOUPONCODES.COM

BOOKSCOUPON.COM

BOOTCOUPON.COM

BOOTCOUPONS.COM

BOOTYCOUPON.COM

BOOTYCOUPONS.COM

BOOTYDEAL.COM

BOOTYDEALS.COM

BRACELETCOUPON.COM

BRACELETCOUPONS.COM

BRACOUPON.COM

COUPON.COM

CARTRIDGECOUPONS.COM

CATALOGCOUPON.COM

CCOUPONCODE.COM

CCOUPONCODES.COM

CCOUPONSS.COM

CCS7.COM

CHILDCOUPON.COM

CHILDCOUPONS.COM

19

CHILDRENCOUPON.COM

CIGARCODES.COM

CIGARCOUPONS.COM

CLEARANCECOUPON.COM

CLEARANCECOUPONS.COM

CLEARDISCOUNTS.COM

CLICKCOUPONCODES.COM

CLICKHEREFORCOUPONS.COM

CLICKSCOUPON.COM

CLICKSCOUPONS.COM

CLIPSCOUPON.COM

CODECOUPONCODE.COM

CODECOUPONCODES.COM

CODES4.COM

CODESCOUPONCODE.COM

CODESCOUPONCODES.COM

COM-COUPON-COUPONS.COM

COM-FREE-COUPON.COM

COM-FREE-COUPONS.COM

COM-ONLINE-COUPON.COM

COMPAQDEALS.COM

COMPUTER-COUPON-CODES.COM

CONDOMCOUPON.COM

CONDOMCOUPONS.COM

CONSOLECOUPONS.COM

CONVERGENCECOUPONS.COM

COOL-COUPONS.COM

COOPON7.COM

COOPONCODE.COM

COOPONCODES.COM

COOPONCOM.COM

COOPONROOM.COM

COOPONS7.COM

COOPONSCOM.COM

COOPONSEVEN.COM

COOPONSHARE.COM

COSTUMECOUPON.COM

COU7PON.COM

COUOPN.COM

COUOPNCODE.COM

COUOPNCODES.COM

COUOPONCODE.COM

COUOPONCODES.COM

COUPAWN.COM

COUPAWNS.COM

COUPLTD.COM

20

COUPNSHARE.COM

C-O-U-P-O-N.COM

COUPON0.COM

COUPON2.COM

COUPON20.COM

COUPON5.COM

COUPON7.COM

COUPON-7.COM

COUPON7.INFO

COUPON7.MOBI

COUPON7.NET

COUPON7S.COM

COUPON8.COM

COUPON9.COM

COUPONALBUMN.COM

COUPONANDCODE.COM

COUPONANDPROMOCODES.COM

COUPONC.COM

COUPONCAN.COM

COUPONCAPER.COM

COUPON-CLIPPING.COM

COUPONCODE4.COM

COUPONCODE7.COM

COUPONCODEC.COM

COUPONCODECOUPON.COM

COUPONCODECOUPONCODE.COM

COUPONCODECOUPONCODES.COM

COUPONCODECOUPONS.COM

COUPONCODED.COM

COUPONCODEE.COM

COUPONCODEINFO.COM

COUPONCODES4.COM

COUPONCODES7.COM

COUPONCODESCOUPON.COM

COUPONCODESCOUPONCODE.COM

COUPONCODESCOUPONCODES.COM

COUPONCODESCOUPONS.COM

COUPONCODESDEALS.COM

COUPONCOM.COM

COUPONCOUPONCODE.COM

COUPONCOUPONCODES.COM

COUPONCOUPONCOUPON.COM

COUPON-DIRECTORY.COM

COUPONDORM.COM

COUPONDORMS.COM

COUPONECON.COM

21

COUPONF.COM

COUPONFAQS.COM

COUPONFROG.COM

COUPONFROGS.COM

COUPONG.COM

COUPONGEEKS.COM

COUPONH.COM

COUPONHAPPY.COM

COUPONHARBOR.COM

COUPONHARBORS.COM

COUPONHEVAN.COM

COUPONK.COM

COUPONKODE.COM

COUPONKODES.COM

COUPONL.COM

COUPONLIMITED.COM

COUPONLINKER.COM

COUPONLION.COM

COUPONLITE.COM

COUPONLTD.COM

COUPON-MALL.COM

COUPONMVP.COM

COUPONMVPS.COM

COUPONOPIA.COM

COUPONP.COM

COUPONPLAIN.COM

COUPONPROMOCODE.COM

COUPON-PROMO-CODES.COM

COUPONR.COM

COUPONREMOTE.COM

COUPONROOM.COM

COUPONROOMS.COM

COUPONS0.COM

COUPONS2.COM

COUPONS2CASH.COM

COUPONS3.COM

COUPONS4MEN.COM

COUPONS5.COM

COUPONS6.COM

COUPONS7.COM

COUPONS8.COM

COUPONS9.COM

COUPONSA.COM

COUPONSAINT.COM

COUPONSAINTS.COM

COUPONS-AND-CODES.COM

22

COUPONSANDGIFTCARDS.COM

COUPONSANDVOUCHERS.COM

COUPONSANYWHERE.COM

COUPONSAVED.COM

COUPONSAVERSITE.COM

COUPONSAVIN.COM

COUPONSB.COM

COUPONSBLOGS.COM

COUPONSBOOKS.COM

COUPONSC.COM

COUPONSCENTRE.COM

COUPONSCITY.COM

COUPONSCODESCOUPONS.COM

COUPONSCONNECTION.COM

COUPONSCORP.COM

COUPONS-COUPON.COM

COUPONSCOUPONCODE.COM

COUPONSCOUPONCODES.COM

COUPONSCUT.COM

COUPONSE7EN.COM

COUPONSEE.COM

COUPONSEVAN.COM

COUPONSEVEN.BIZ

COUPONSEVEN.COM

COUPON-SEVEN.COM

COUPONSEVEN.INFO

COUPONSEVEN.MOBI

COUPONSEVEN.NAME

COUPONSEVEN.NET

COUPONSEVEN.ORG

COUPONSEVEN.TV

COUPONSEVEN.US

COUPONSEVENS.COM

COUPONSEVIN.COM

COUPONSEVN.COM

COUPONSF.COM

COUPONSFORHER.COM

COUPONSFORMEN.COM

COUPONSFORUMS.COM

COUPONSFORWOMEN.COM

COUPONSG.COM

COUPONSH.COM

COUPONSHA.COM

COUPONSHAIR.COM

COUPONSHAR.COM

COUPONSHARE.BIZ

23

COUPONSHARE.COM

COUPONSHARE.INFO

COUPONSHARE.MOBI

COUPONSHARE.NAME

COUPONSHARE.NET

COUPONSHARE.ORG

COUPONSHARE.TV

COUPONSHARE.US

COUPONSHARE.WS

COUPONSHARECOM.COM

COUPONSHARED.COM

COUPONSHAREE.COM

COUPONSHAREONLINE.COM

COUPONSHARES.COM

COUPON-SHARES.COM

COUPONSHARING.COM

COUPONSHEAVAN.COM

COUPONSHEVAN.COM

COUPONSHIP.COM

COUPONSHIPPlNG.COM

COUPONSHIPS.COM

COUPONSHOMEPAGE.COM

COUPON-SHOP.COM

COUPONSI.COM

COUPONSINTERNET.COM

COUPONSINYOURTOWN.COM

COUPONSIVAN.COM

COUPONSIX.COM

COUPONSIZE.COM

COUPONSJ.COM

COUPONSK.COM

COUPONSKU.COM

COUPONSLAB.COM

COUPONSLTD.BIZ

COUPONSLTD.COM

COUPONSLTD.INFO

COUPONSLTD.NET

COUPONSLTD.ORG

COUPONSLTD.US

COUPONSM.COM

COUPONSN.COM

COUPONSNAP.COM

COUPONSNMORE.COM

COUPONSO.COM

COUPONSOME.COM

COUPONSORG.COM

24

COUPONSOUTH.COM

COUPONSP.COM

COUPONSPAM.COM

COUPONSPLAIN.COM

COUPONSPROMOCODES.COM

COUPONS-PROMO-CODES.COM

COUPONSQ.COM

COUPONSR.COM

COUPONSSEVEN.COM

COUPONSSHARE.COM

COUPONS-SHARE.COM

COUPONSSHOPPER.COM

COUPONSSHOPPERS.COM

COUPONSSUPERSTORE.COM

COUPONST.COM

COUPONSTORES.COM

COUPONSTUB.COM

COUPONSTUD.COM

COUPONSUBMIT.COM

COUPONSUMMIT.COM

COUPONSV.COM

COUPONSVN.COM

COUPONSVOUCHER.COM

COUPONSVOUCHERS.COM

COUPONS-VOUCHERS.COM

COUPONSWEEKLY.COM

COUPONSWITCH.COM

COUPONSWORKS.COM

COUPONSX.COM

COUPONSY.COM

COUPONSYNC.COM

COUPONSZ.COM

COUPONUNIVERSITY.COM

COUPONV.COM

COUPONW.COM

COUPSEVEN.COM

COUPSHARE.COM

COUUPON.COM

COZUMEL-DISCOUNT-COUPONS.COM

CPN7.COM

CPN7.ME

CPN7.US

CPNS.ME

CPNS.US

CPNSEVEN.COM

CPNSHARE.COM

25

CREDITCARDCOUPONS.COM

CRIBCOUPONS.COM

CUOPONCODE.COM

CUOPONSEVEN.COM

CUOPONSHARE.COM

CUPAWN.COM

CUPAWNS.COM

CUPON7.COM

CUPONS7.COM

CUPONSEVEN.COM

CYBERWEBCOUPON.COM

CYBERWEBCOUPONS.COM

DADCOUPON.COM

DADCOUPONS.COM

DAYCOUPON.COM

DAYCOUPONS.COM

DDEAL.NET

DDEALS.COM

DDEALS.INFO

DDEALS.ME

DDEALS.ORG

DDEALS.US

DEAL2SHARE.COM

DEAL7.COM

DEAL8.COM

DEAL9.COM

DEALAPE.COM

DEALBELL.COM

DEALF.COM

DEALGAL.COM

DEALGOOD.COM

DEALMACK.COM

DEALOFF.COM

DEALOUT.COM

DEALRATE.COM

DEALS2ME.COM

DEALSAVED.COM

DEALSAVIN.COM

DEALSFLY.COM

DEALSHUNTER.COM

DEALSKU.COM

DEALSNCOUPONS.COM

DEALSOME.COM

DEALSPAM.COM

DEALSPEC.COM

DEALSYNC.COM

26

DEALWAGON.COM

DEALWHIP.COM

DEALWORM.COM

DEALZ4YOU.COM

DEALZANDSTEALZ.COM

DECENTCOUPONS.COM

DEDEALS.COM

DEEPCOUPON.COM

DEEPCOUPONS.COM

DENIMCOUPON.COM

DENIMCOUPONS.COM

DEPARTMENTSTORECOUPON.COM

DEPOTCOUPON.COM

DIETCODES.COM

DIGCOUPON.COM

DILDOCOUPON.COM

DILDOCOUPONS.COM

DISCOUNT2.COM

DISCOUNT5.COM

DISCOUNT7.COM

DISCOUNTB.COM

DISCOUNT-COMPUTER-COUPONS.COM

DISCOUNTCOUP.COM

DISCOUNTCOUPS.COM

DISCOUNTF.COM

DISCOUNTG.COM

DISCOUNTH.COM

DISCOUNTIQ.COM

DISCOUNTJ.COM

DISCOUNTK.COM

DISCOUNTL.COM

DISCOUNTM.COM

DISCOUNTP.COM

DISCOUNTPROMOCODE.COM

DISCOUNTQ.COM

DISCOUNTRAVELCRUISES.COM

DISCOUNTS-COUPONS-DEALS.COM

DISCOUNTSEVEN.COM

DISCOUNTSHOES4U.COM

DISCOUNTSHOES4YOU.COM

DISCOUNTS-N-MORE.COM

DISCOUNTU.COM

DISCOUNTV.COM

DISCOUNTW.COM

DISCOUNTYOU.COM

DISCOUNTZILLA.COM

27

DOCOUPON.COM

DOLLCOUPONS.COM

DOTCOUPONCODES.COM

DoTSAVINGS.COM

EARRINGCOUPON.COM

EARRINGCOUPONS.COM

EATINGCOUPON.COM

EATINGCOUPONS.COM

ECOMMERCECOUPONS.COM

ECOOPON.COM

ECOOPONS.COM

ECOUPONS4U.COM

ELECTRONICS-COUPON-CODES.COM

EVERYTHING-COUPONS.COM

EXERCISECOUPON.COM

EXERCISECOUPONS.COM

EYEDISCOUNT.COM

EYE-DISCOUNT.COM

EYEDISCOUNTS.COM

EYE-DISCOUNTS.COM

FALLPROMO.COM

FASTFOODSCOUPONS.COM

FATHERCOUPON.COM

FATHERCOUPONS.COM

FCODE.COM

FCOUPON.COM

FCOUPONS.COM

FDISCOUNTS.COM

FILTHYCOUPON.COM

FILTHYCOUPONS.COM

FINDINGCOUPONS.COM

FIRSTCOUPONCODES.COM

FLYINGCOUPON.COM

FOOTCOUPON.COM

FOOTCOUPONS.COM

FOOTWEARCOUPON.COM

FPROMOS.COM

FRAGRANCECOUPON.COM

FRAGRANCECOUPONS.COM

FREEBIECOUPON.COM

FREEBIES-4-ALL.COM

FREEBIETIME.COM

FREE-COUPON-CODE.COM

FREECOUPONSCOM.COM

FREE-ONLINE-COUPONS.COM

FREE-WEB-COUPONS.COM

28

FRIDAYBARGAINS.COM

FRIDAYDISCOUNTS.COM

FRUGALGAL.COM

FUCKCOUPON.COM

FUCKCOUPONS.COM

FYICOUPON.COM

GDISCOUNTS.COM

GEMCOUPON.COM

GEMCOUPONS.COM

GETMECOUPONS.COM

GIFTBASKETCOUPONS.COM

GIFTCARD7.COM

GR8DISCOUNTS.COM

GREENBOOKCOUPONS.COM

GROCERYCOUPONBOOK.COM

HCOUPON.COM

HCOUPONS.COM

HDISCOUNTS.COM

HERFREECOUPONS.COM

HOBBYCOUPON.COM

HONOLULUCOUPONS.COM

HOTDEALSFORLESS.COM

IBMDEALS.COM

ILOCALCOUPONS.COM

INSTRUMENTCOUPON.COM

INSTRUMENTCOUPONS.COM

INTCOUPON.COM

INTCOUPONS.COM

IWANTADISCOUNT.COM

JCOUPON.COM

JCOUPONCODE.COM

JCOUPONCODES.COM

JCOUPONS.COM

JDISCOUNTS.COM

JEWELERCOUPONS.COM

JEWELERYCOUPON.COM

JEWELERYCOUPONS.COM

JEWELLERYCOUPON.COM

JEWELLERYCOUPONS.COM

JEWELRYCODES.COM

JODEALS.COM

JPROMOS.COM

KOUPONCODE.COM

KOUPONCODES.COM

KOUPONKODE.COM

KOUPONKODES.COM

29

LACOUPON.COM

LA-COUPONS.COM

LAPTOPCOUPON.COM

LCOUPON.COM

LDEALS.COM

LDISCOUNT.COM

LDISCOUNTS.COM

LESS4U.COM

LINENCOUPON.COM

LINENCOUPONS.COM

LINENSCOUPON.COM

LINENSCOUPONS.COM

LIONCOUPON.COM

LOCAL-COUPON.COM

LOCALSAVINGSCOUPONS.COM

LOCKDEAL.COM

LOOK4COUPONS.COM

LOOKFORCOUPONS.COM

LOSANGELES-COUPONS.COM

LOTSACOUPONS.COM

MAGAZINECODE.COM

MAGAZINECODES.COM

MAGAZINECOUPONCODE.COM

MAGAZINECOUPONS.COM

MAGAZINESCODE.COM

MAGAZINESCODES.COM

MAGAZINESCOUPONCODE.COM

MAGAZINESCOUPONCODES.COM

MAGAZINESDEALS.COM

MARTCOUPON.COM

MATUREDEAL.COM

MATURE-DEAL.COM

MATUREDEALS.COM

MATURE-DEALS.COM

MAXCOUPONCODE.COM

MAXCOUPONCODES.COM

MENCOUPON.COM

MENCOUPONS.COM

MENSCOUPONS.COM

MONDAYBARGAINS.COM

MONDAYCOUPONS.COM

MONDAYDISCOUNTS.COM

MONDAYSAVINGS.COM

MONDAYSHOPPERS.COM

MONTHLYCOUPON.COM

MOTHERCOUPONS.COM

30

MUSICIANCOUPON.COM

MUSICIANPROMO.COM

MUSICIANSCOUPON.COM

MUSICIANSPROMO.COM

MYCOOPONS.COM

MYCOUPONROOM.COM

MYCOUPONSHARE.COM

MYTRAVELCOUPON.COM

NCODES.COM

NCOUPON.COM

NCOUPONS.COM

NDISCOUNTS.COM

NET-COUPON.COM

NETCOUPONCODE.COM

NET-COUPON-CODE.COM

NETCOUPONCODES.COM

NET-ONLINE-COUPON.COM

NET-ONLINE-COUPONS.COM

NORTHWESTCOUPONS.COM

NOTEBOOKCOUPON.COM

NOTEBOOKCOUPONS.COM

NPROMOS.COM

NURSERYCOUPON.COM

NURSERYCOUPONS.COM

OCUPON.COM

OFFDEAL.COM

OFFICE-COUPON-CODES.COM

ONLINE-COUPON-CODES.COM

ONLINECOUPONCOUPONS.COM

ONLINE-COUPON-COUPONS.COM

ONLINECOUPONSCODE.COM

ONLINECOUPONSHARE.COM

ONLINEFREECOUPON.COM

ONLINETRAVELCOUPONS.COM

ONLYCOUPONCODE.COM

ONLYCOUPONCODES.COM

OPROMOS.COM

OUTDEALS.COM

PAINCOUPON.COM

PAINCOUPONS.COM

PANAMACITYCOUPONS.COM

PCOUPONS.COM

PCPN.ME

PCPN.US

PCWEBDEALS.COM

PDEALS.COM

31

PDISCOUNTS.COM

PEARLCOUPONS.COM

PEOPLECOUPONS.COM

PETCODES.COM

PETSCOUPON.COM

PICKACOUPON.COM

PILLOWCOUPONS.COM

PLAINCOUPON.COM

PLAINCOUPONS.COM

PLAINCOUPONS.INFO

PLAINCOUPONS.NET

PLAINCOUPONS.ORG

PLANCOUPON.COM

PLANCOUPONS.COM

PLANECOUPON.COM

PLANECOUPONS.COM

POSTERCOUPON.COM

POSTERCOUPONS.COM

PROM00.COM

PROMO0.COM

PROMO7.COM

PROMOBOY.COM

PROMOC.COM

PROMOCODE4.COM

PROMOCODECOUPONS.COM

PROMOCODES4.COM

PROMOCODESCOUPONS.COM

PROMOJ.COM

PROMOO.COM

PROMOPRO.NET

PROMOSCAN.COM

PROMOTHON.COM

PROMOTIONALCODECOUPONS.COM

PROMOTIONBLAST.COM

PROMOTIONCODESCOUPONS.COM

PROMOTIONS4.COM

RCODES.COM

RCOUPON.COM

RDEAL.COM

REALDEALCOUPONS.COM

REALDEALGLOBAL.COM

REALESTATECOUPONS.COM

RINGCOUPON.COM

RINGDEAL.COM

RINGSCOUPONS.COM

RUGCODES.COM

32

RUGCOUPON.COM

RUGSCOUPON.COM

RUGSCOUPONS.COM

SAVING4.COM

SAVINGSSHORTCUT.COM

SCOUPON.COM

SCRUBCOUPON.COM

SCRUBCOUPONS.COM

SCRUBSCOUPONS.COM

SDISCOUNTS.COM

SEEKCOUPON.COM

SEEKCOUPONS.COM

SEXSTORECOUPON.COM

SEXSTORECOUPONS.COM

SEXTOYCOUPON.COM

SEXTOYCOUPONS.COM

SEXTOYSCOUPON.COM

SEXTOYSCOUPONS.COM

SEXVIDEOCOUPON.COM

SEXVIDEOCOUPONS.COM

SEXVIDEOSCOUPON.COM

SEXVIDEOSCOUPONS.COM

SHAREACOUPON.COM

SHARECOUPON.COM

SHARECOUPONS.COM

SHARECOUPONSHARE.COM

SHARESCOUPONS.COM

SHEETCOUPONS.COM

SHIPCOUPON.COM

SHIPCOUPONS.COM

SHIRTCOUPONS.COM

SHOESCOUPONCODE.COM

SHOESCOUPONCODES.COM

SHOPPER-BARGAINS.COM

SHOPPING-DISCOUNT.COM

SHOPSBARGAINS.COM

SHOPS-BARGAINS.COM

SILVERCOUPON.COM

SIMPLYCOUPONCODES.COM

SKINCOUPON.COM

SKINCOUPONS.COM

SKINDEAL.COM

SKINDEALS.COM

SKINDEALS.INFO

SKINDEALS.NET

SKINDEALS.ORG

33

SLICKDISCOUNT.COM

SLICKDISCOUNTS.COM

SMALLDISCOUNTS.COM

SMUTCOUPON.COM

SOCKCOUPONS.COM

SODEAL.COM

STEALCOUPON.COM

STEALCOUPONS.COM

STORECOUPONCODE.COM

STRANGECOUPON.COM

STRANGECOUPONS.COM

STROLLERCOUPON.COM

STROLLERCOUPONS.COM

STYLECOUPON.COM

STYLECOUPONS.COM

SUNGLASSESCOUPON.COM

SUNGLASSESCOUPONS.COM

TELEVISIONCOUPON.COM

TELEVISIONCOUPONS.COM

TESTCOUPONS.COM

TEXTBOOKCOUPON.COM

THANKYOUCOUPONS.COM

THEBAHAMASCOUPONS.COM

THECOUPONROOM.COM

THECOUPONSHARE.COM

THEWEBDEAL.COM

THURSDAYCOUPON.COM

THURSDAYCOUPONS.COM

TICKETCOUPON.COM

TICKETCOUPONS.COM

TICKETSCOUPON.COM

TICKETSCOUPONS.COM

TIECOUPON.COM

TffiCOUPONS.COM

TODDLERCOUPON.COM

TODDLERCOUPONS.COM

TONERCOUPON.COM

TONSOFCOUPONS.COM

TOP20COUPONS.COM

TOPFREECOUPONS.COM

TOWELCOUPONS.COM

TOYCODES.COM

TOYSCOUPON.COM

TRAINCOUPONCODES.COM

TRAVELCOUPONCODE.COM

TRIPCODES.BIZ

34

TRIPCODES.COM

TRIPCODES.MOBI

TRIPCODES.NET

TRIPCODES.ORG

TRIPCODES.US

TRIPDEAL.COM

TUESDAYCOUPON.COM

TUESDAYCOUPONS.COM

UCODES.COM

UNIFORMCOUPON.COM

UNIFORMCOUPONS.COM

UPROMOS.COM

VALENTINESCOUPONS.COM

VALUDEALZ.COM

VIAGRACOUPON.COM

VIAGRACOUPONS.COM

VIBRATORCOUPON.COM

VIBRATORCOUPONS.COM

VOUCHERSCOUPONS.COM

VVCOUPON.COM

VVCOUPONS.COM

WANTCOUPON.COM

WCODES.COM

WDISCOUNT.COM

WDISCOUNTS.COM

WEBHOSTINGCOUPON.COM

WEDNESDAYCOUPON.COM

WEDNESDAYCOUPONS.COM

WEEKLYDISCOUNT.COM

WEIGHTCOUPON.COM

WEIGHTCOUPONS.COM

WETRAVELCOUPON.COM

WETRAVELCOUPONS.COM

WOMENCOUPON.COM

WOMENCOUPONS.COM

WOMENSCOUPONNETWORK.COM

WOMENSCOUPONS.COM

WPROMOS.COM

WWWBARGAINCOM.COM

XCOUPONCODE.COM

XCOUPONCODES.COM

XDISCOUNTS.COM

XLCOUPON.COM

XMASCOUPON.COM

YCOUPON.COM

YDEAL.COM

35

YDISCOUNT.COM

YDISCOUNTS.COM

YOGACOUPON.COM

YOUCOUPONS.COM

YOURCITYCOUPONS.COM

ZDISCOUNTS.COM

RETAILMENOT.COM

RMN.COM

RMNCDN.COM

SHIPTOSTORE.COM

SITETOSTORE.COM

DEALSCLUB.COM

COUPON.CM

COUPONSCODES.CM

COUPONS.CM

GROCERYCOUPONS.CM

MYVOUCHERCODES.CM

ONLINECOUPONS.CM

PRINTABLECOUPONS.CM

RETAILMENOT.CM

SNOOPR.NET

BARGAINFORCE.COM

36

Schedule II

Copyrights, Trademarks, Patents and Other Intellectual Property

Copyrights

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

None.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

None.

Owned by CLTD Acquisition Co., LLC

None.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

None.

Owned by RMN Acquisition Co., LLC

None.

Patents

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

None.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

None.

Owned by CLTD Acquisition Co., LLC

None.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

None.

Owned by RMN Acquisition Co., LLC

None.

Trademarks

Owned by Whale Shark Media, Inc.

None.

Owned by CSB Acquisition Co., LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
CHEAPSTINGYBASTARDS	3,104,032	06/13/06	U.S.
CHEAPSTINGYBARGAINS.COM	3,634,494	06/09/09	U.S.

Owned by Spectrawide Acquisition Co., LLC

None.

Owned by Spectrawide Inc.

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
DEALS2BUY	3,039,689	01/10/06	U.S.
DEALS2BUY	3,039,690	01/10/06	U.S.
DEALS2BUY	951260	01/07/08	Japan
DEALS2BUY	TMA705,015	01/18/08	Canada
DEALS2BUY	1358823	05/24/05	India
CARDS2APPLY	3,242,261	05/15/07	U.S.

Owned by CLTD Acquisition Co., LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
COUPONSEVEN	3,491,396	08/26/08	U.S.
SKINDEALS	3,491,398	08/28/08	U.S.

Owned by Smallponds, LLC

None.

Owned by Deals.com, LLC

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
DEALS.COM	85/147,268	10/7/10	U.S.
DEALSDOTCOM	85/147,258	10/7/10	U.S.

Owned by RMN Acquisition Co., LLC

None.

Owned by Jason Husman

DESCRIPTION	Serial / Registration Number	File / Registration Date	Country
COUPONSHARE	77,235,994	7/23/07	U.S.
COUPONSLTD	77,236,093	7/23/07	U.S.

EXHIBIT E-l

FORM OF TERM LOAN A NOTE

$	, 20

FOR VALUE RECEIVED, Whale Shark Media, Inc., Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (“each, individually a “Borrower,” and collectively the “Borrowers”) jointly and severally promise to pay to the order of [insert name of applicable financial institution] (“Payee”), in care of Agent, at 1717 Main Street, Dallas, Texas 75201, the principal sum of [insert amount derived from Percentages] Dollars ($            ), or if less, the aggregate principal amount of the Term Loan A Advances made by the Payee, in lawful money of the United States of America payable in quarterly principal installments each in the amount and on the dates set forth in the Credit Agreement (as defined below) until the Term Loan A Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Term Loan Agreement made as of the      day of             , 20     (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Borrowers.

This Note evidences Term Loan A Advances made under, is subject to, may be accelerated and may be prepaid in accordance with, the terms of the Credit Agreement, to which reference is hereby made.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Texas.

Borrowers hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

Nothing herein shall limit any right granted Payee by any other instrument or by law.

DEBTOR:

WHALE SHARK MEDIA, INC.

By:
Name:
Title:

SPECTRAWIDE ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SPECTRA WIDE INC.

By:
Name:
Title:

CSB ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

CLTD ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

SMALLPONDS, LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

DEALS.COM, LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

RMN ACQUISITION CO., LLC

By: Whale Shark Media, Inc., its Sole Member

By:
Name:
Title:

2

EXHIBIT F

FORM OF TERM LOAN RATE REQUEST

No.	Dated:

To:	Comerica Bank, as Agent

RE:	Term Loan Agreement made as of the day of , 20 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Whale Shark Media, Inc., Spectrawide Acquisition Co., LLC, Spectrawide Inc., CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (“each, individually a “Borrower,” and collectively the “Borrowers”).

Pursuant to the Credit Agreement, the Borrowers hereby request that the Lenders refund or convert, as applicable, an Advance under the Term Loan from Lenders as follows:

(A)	Date of Conversion of Advance:

(B)	Applicable Term Loan:

☐ Term Loan A

(C)	Type of Activity: Conversion

(D)	Type of Advance (check only one):

☐ Base Rate Advance

☐ Eurodollar-based Advance

(E)	Amount of Advance:

$

(F)	Interest Period (applicable to Eurodollar-based Advances)

             months (insert 1, 2, or 3)

(G)	Disbursement Instructions

☐ Comerica Bank Account No.

☐ Other:

Borrowers hereby certify as follows:

1. There is no Default or Event of Default in existence, and none will exist upon the refunding or conversion of such Advance (both before and immediately after giving effect to such Advance); and

2. The representations and warranties of the Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of this Request (both before and immediately after giving effect to such Request), other than any representation or warranty that expressly speaks only as of a different date.

Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

BORROWER REPRESENTATIVE

WHALE SHARK MEDIA, INC.

By:

Title:

2

EXHIBIT G

FORM OF LESSOR’S SUBORDINATION AGREEMENT

This Lessor’s Subordination Agreement (herein the “Agreement”) is made as of the      of April, 2010, by and between DJ Interests, Ltd, (herein “Lessor”), Comerica Bank, as Agent (herein “Secured Party”), Sweet Leaf Tea Corporation (herein “Sublessor”) and Whale Shark Media, Inc., (herein “Sublessee”).

WHEREAS, Lessor and Sublessor have executed that certain lease agreement dated October 3, 2008 (herein the “Lease”) and Sublessor and Sublessee have executed that certain sublease agreement dated December 10, 2009 (herein the “Sublease”) for the premises located at 515 So. Congress, Suite 700, Austin, Texas (herein the “Leased Premises”), in the shopping center known as the real property described in Exhibit “A” attached hereto and incorporated herein by this reference; and

WHEREAS, there has been or will be located, stored or installed in the Leased Premises certain property (herein the “Property”) specifically described in Exhibit “B” attached hereto and incorporated herein by this reference (as used in Exhibit B hereto, “Debtor” means Sublessee); and

WHEREAS, to secure Sublessee’s obligation to pay certain indebtedness owed to Secured Party, a security title to and/or a security interest in the Property has been or will be retained by or has been or will be transferred, conveyed or assigned by Sublessee to Secured Party under a security agreement, conditional sales contract, lease agreement, chattel mortgage, bill of sale to secure debt or similar agreement;

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and Secured Party’s reliance upon the foredescribed security interest, the receipt and sufficiency of which are hereby acknowledged by the Lessor, Sublessor, Sublessee and Secured Party, it is hereby agreed by Lessor, Sublessor, Sublessee and Secured Party as follows:

1.	Except as otherwise provided herein, Lessor and Sublessor each subordinates any and all liens, claims or rights Lessor and/or Sublessor may have to the Property by virtue of the Lease or Sublease, respectively, or arising by operation of law or equity or otherwise to the security title and/or security interest of Secured Party in the Property.

2.	Secured Party is expressly authorized to enter upon the Leased Premises at any reasonable time during non-business hours and to remove the Property therefrom at no expense to Lessor or Sublessor after ten (10) days prior written notice of such entry and removal is given to Lessor and Sublessor.

3.	Nothing herein contained shall release Secured Party from, and Secured Party expressly agrees to be responsible for, any and all damages resulting to the Leased Premises as a result of such entry and removal, including without limitation, the reasonable cost of any repairs, including cosmetic repairs and the cost of restoration of the Leased Premises to their condition immediately preceding such entry and removal. Secured Party shall reimburse Lessor for the amount of any such costs following notice thereof from Lessor.

1

4.	Secured Party, Lessor and Sublessor agree that the subordination of Lessor’s and Sublessor’s rights described herein is not intended as a subordination of, and shall not subordinate or otherwise alter, Lessor’s or Sublessor’s rights with respect to any alterations, modifications, improvements or other work at or upon the Leased Premises by Lessor, Sublessor, Sublessee or their employees, agents, contractors or materialmen or with respect to any property placed on the premises that is attributable to Lessor’s finish-out allowance, or that was placed on the premises by the Lessor and/or Sublessor, whether as consideration for the Lease or not and whether any such alterations, modifications, improvements, other work or property are listed on Exhibit “B” or not.

5.	Secured Party agrees, in the case of Sublessee’s default pursuant to the Sublease, and following written notice by Lessor to Secured Party and Sublessor, to remove the Property from the Leased Premises at Secured Party’s sole cost and expense, within thirty (30) days following said notice from Lessor (said thirty (30) days is herein referred to as the “Required Removal Period”). Unless, consented to by Lessor, failure to remove the Property as described in this paragraph prior to the Required Removal Period shall render this Agreement null and void. Nothing in this Agreement shall entitle Secured Party to occupy the Leased Premises for or during any time in which Sublessee is not entitled to occupy the Leased Premises pursuant to the Lease unless to remove the Property during the Required Removal Period as set forth herein. During the Required Removal Period that Secured Party is in the process of removing the Property, Secured Party agrees to pay to Lessor and Sublessor, as applicable, on a weekly basis in advance (pro rata, depending on the number of days Secured Party is in possession), the current monthly rent accruing under the Lease during the period while Secured Party is in possession of the Leased Premises. Secured Party shall have no responsibility whatsoever for any back rent or other obligations which have accrued under the Lease prior to Secured Party’s entry into possession under this paragraph. Notwithstanding anything in this Agreement to the contrary, Secured Party shall have no right to (i) enter into the Leased Premises or remain on the Leased Premises for the purposes of operating a business, or (ii) access the Leased Premises after the expiration of the Required Removal Period. Sublessor and Sublessee agree that Sublessor and Sublessee shall be deemed to be holding over in the Leased Premises for so long as Secured Party has a right to exercise its rights pursuant to this Agreement beyond any termination of the Lease. Lessor has no obligation to notify Secured Party in writing of the termination of the Lease or the termination of Sublessor’s or Sublessee’s right to possession of the Leased Premises, and Lessor will have no liability to Secured Party for failure to give such notice, and such termination shall be effective notwithstanding the failure to deliver such notice to Secured Party; however, unless and until such notice is given and the expiration of the Required Removal Period, Lessor’s subordination of Lessor’s interest in the Property and the other terms and conditions of this Agreement shall continue in full force and effect.

2

6.	Any notice pursuant to this Agreement shall be deemed to have been given, whether or not received, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, to the respective parties at the following addresses:

SECURED PARTY:	Comerica Bank M/C 7512 39200 W. Six Mile Road Livonia, MI 48152 Attn: Livonia Operations Center
LESSOR:	DJ Interests, Ltd. c/o DT Land Group, Inc. 2414 Exposition Blvd, Suite D210 Austin, Texas 78703
SUBLESSOR:	Sweet Leaf Tea Corporation 3601 S. Congress Avenue, Suite D100 Austin, Texas 78704

7.	This Agreement shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of Lessor, Sublessor, Sublessee and Secured Party.

8.	By their execution of this Agreement, Sublessee and Sublessor hereby consent to the rights granted to Secured Party herein, including, without limitation, the right to remove the Property as set forth herein, without the necessity on the part of Lessor to inquire or confirm the merits of such exercise by Secured Party, and hereby waive any and all claims against Lessor in connection with Secured Party’s exercise of its rights hereunder.

9.	Time is of the essence with respect to this Agreement.

10.	This Agreement shall not be effective unless and until it is fully executed and delivered by Lessor, Sublessor, Sublessee and Secured Party. Further, Lessor’s execution and delivery of this Agreement is conditioned on timely delivery to Lessor of payment of all of Lessor’s attorneys’ fees and other expenses incurred in connection with this Agreement.

3

LESSOR: DJ Interests, Ltd.

By: DJ General, LLC, its general partner

By:
Judith Hyatt
Member & Manager

SUBLESSOR: Sweet Tea Leaf Corporation

By:
Title:

SECURED PARTY: Comerica Bank, as Agent

By:
Title:

SUBLESSEE: Whale Shark Media, Inc.

By:
Title:

4

Exhibit “A”

Exhibit “B”

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

Collateral shall mean all personal property of Debtor, including without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)	all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles, chattel paper (including without limit electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents, instruments and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold); without limitation, general intangibles includes Debtor’s domain names set forth on Schedule I attached hereto, and all registrations thereof under such domain name Registration Service Agreements or other agreements as may be in effect from time to time between Debtor and any domain name registration entity,

(b)	all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright,

(c)	all trademarks, service marks, trade names and service names and the goodwill associated therewith (including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto), together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark,

(d)

all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein and, including in each case, as to all of the foregoing and, without limitation, as set forth on Schedule II attached hereto, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (iv) reissues, divisions, continuations, renewals, extensions and continuation-in-part with respect to any of the foregoing,

(e)	all Inventory,

(f)	all Equipment and Fixtures,

(g)	all of Debtor’s rights and interest in Software (for purposes of this Agreement “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

(h)	all investment property (including, without limit, securities, securities entitlements, and financial assets),

(i)	all goods, instruments (including, without limit, promissory notes), documents (including, without limit, negotiable documents), policies and certificates of insurance, deposit accounts, and money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Agent, or as to which Agent now or later controls possession by documents or otherwise, and

(j)	all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

This list specifically excludes any and all leasehold improvements.